As filed with the Securities and Exchange Commission on February 6, 2002
                                                      Registration No. 333-68998
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          (Post Effective Amendments)

                                    FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             VISCOUNT SYSTEMS, INC.
                 (Name of Small Business Issuer in its Charter)

              Nevada                           3669                88-0498783
(State or Other Jurisdiction of   (Primary Standard Industrial   (IRS Employer
         Incorporation or          Classification Code Number)   Identification
           Organization)                                            Number)

                              4585 Tillicum Street
                           Burnaby , British Columbia
                                 Canada  V5J 3J9
                                 (604) 327-9446
         (Address and Telephone Number of Principal Executive Offices
                          and Principal Place of Business)


(Name, address and telephone number for service)          With Copies to:
               Stephen Pineau                          Edward L. Mayerhofer
            President and Director                       Morton & Company
             Viscount Systems Inc.                    Barristers & Solicitors
           4585 Tillicum Street                    1750 - 750 West Pender Street
         Burnaby, British Columbia                  Vancouver, British Columbia
               Canada  V6C 1Z7                            Canada  V6C 2T8
               (604) 327-9446                             (604) 681-1194


Approximate Date of Proposed Sale to the Public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                         Proposed        Proposed
Each Class of       Amount to    Maximum         Maximum            Amount of
Securities to Be    Registered   Offering Price  Aggregate          Registration
Registered                       per Share(1)(2) Offering Price(1)  Fee
--------------------------------------------------------------------------------

Common Stock $0.001  3,500,000     $0.65         $2,275,000         $568.75
Par Value offered
by shareholders
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2) The most recent issuance of common stock by the registrant was priced at $0.35 per share, when an issuance of 200,000 shares occurred on a private placement basis on August 20, 2001. The registrant believes this transaction supports a bona fide offering price of $0.65 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

                           [OUTSIDE FRONT COVER PAGE]

The information in this Prospectus is not complete and will be amended and completed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.


                                       PROSPECTUS


                                 VISCOUNT SYSTEMS, INC.

                                  3,500,000 SHARES OF
                     COMMON STOCK TO BE SOLD BY CURRENT SHAREHOLDERS

This is our initial public offering. The selling shareholders of Viscount Systems, Inc. listed on page 5 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 3,500,000 shares of our common stock under this prospectus. The selling shareholders will sell at a price of US$0.65 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

There is no established market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that nay market for our stock will ever develop.

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. We will not receive any of the proceeds of this offering.



An investment in the common stock offered under this prospectus involves a high degree of risk and we urge you to carefully review this prospectus with particular attention to the section entitled "Risk Factors" beginning on page 4.
                                             ----------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2002

                         [INSIDE FRONT COVER PAGE]


                            TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Prospectus Summary                                                             3

Risk Factors                                                                   4

Forward Looking Statements                                                     6

Use of Proceeds                                                                6

Plan of Distribution                                                           6

Determination of Offering Price                                                7

Market for Common Stock                                                        7

Selling Shareholders                                                           8

Business                                                                      10

Management Discussion and Analysis of Financial Conditions
and Plan of Operations                                                        23

Management                                                                    26

Executive Compensation                                                        27

Security Ownership of Certain Beneficial Owners and Management                28

Certain Relationships and Related Transactions                                29

Description of Securities                                                     29

Experts                                                                       31

Changes in Certifying Accountants                                             31

Financial Statements Index                                                    32

                                PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.

Viscount Systems, Inc.

We are a manufacturer and distributor of intercom and access control security products. Our intercom and access control systems are installed in buildings throughout North America. All of our current revenues are generated from the manufacture and distribution of these products. We are also developing a new intercom and access control security product called JEDI (Java Embedded Distributed Intelligence). JEDI is a proprietary security product that uses current software and hardware technology to significantly reduce the cost of ownership of an intercom and access control system while increasing functions and operational capacity. The JEDI concept is designed to replace existing access control products that are based on an industry wide technology that is thirty years old. The development and commercial release of the JEDI system will be the primary focus of our business development over the next 12 months. The JEDI technology is designed to accommodate add-on modules for other building control functions such as fire suppressant and ventilation systems. We expect to develop and commercially release these additional modules at a later date.

Our business is principally operated through our wholly owned subsidiary, Viscount Communication & Control Systems Inc.

Our principal executive offices are located at 4585 Tillicum Street, Burnaby, British Columbia, Canada V6C 1Z7, and our phone number is (604) 377-5890.

The Offering

The offering of up to 3,500,000 shares of common stock are being offered by the selling shareholders. The selling shareholders may sell all or any portion of the shares in this offering in one or more transactions through a variety of methods. We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Currency of Financial Information

As our business operations are located in Canada, we maintain our financial statements in Canadian dollars. Our financial statements are prepared in accordance with generally accepted auditing standards in the United States. All references to the dollar herein are in the lawful currency of Canada unless noted.

The following table sets forth, for the periods indicated, certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars. Such rates are the number of Unites States dollars per one
(1) Canadian dollar and are the inverse of rates quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. On June 30, 2001, the exchange rate was US$1.00 per CDN$1.5175. The high and low exchange rates for each month during the previous six months were as follows:

                                 High        Low
                                 ----        ---

         July 2001               1.5450     1.5102
         June 2001               1.5347     1.5142
         May 2001                1.5541     1.5310
         March 2001              1.5784     1.5388
         February 2001           1.5378     1.4933
         January 2001            1.5162     1.4944

The average exchange rate is based on the average of the exchange rates on the last day of each month during such periods.

                          ------------------------------------------------------
                                 Year Ended December 31            Period Ended
                                                                     June 30
--------------------------------------------------------------------------------
                              1996     1997     1998     1999     2000     2001
--------------------------------------------------------------------------------
Rate at end of Period        1.3688   1.3783   1.4570   1.4740   1.4965   1.5320
Average Rate during Period   1.3604   1.3670   1.4148   1.5123   1.4700   1.5156
Low                          1.3417   1.3383   1.3805   1.4570   1.4456   1.4944
High                         1.3734   1.3976   1.4570   1.5685   1.5063   1.5458
--------------------------------------------------------------------------------


                                  RISK FACTORS

You should carefully consider the following factors and other information in this prospectus when you evaluate our business and the forward-looking statements that we make in this prospectus.

Our business plan requires additional financing in order to fund expenses associated with the development and commercialization of our JEDI system. If we are unable to obtain additional financing our future growth will be jeopardized.

Our business consists of the manufacturing and sale of an existing security access control product line and the development of a new access control technology called JEDI. As a result of expenses associated with the research and development of the JEDI technology, we have incurred losses of $87,944 for the fiscal year ended December 31, 2000 compared to a net income of $158,903 for the same period in 1999. Our business plan contemplates an equity financing of up to US$1,500,000 for the development and marketing of the JEDI technology. If we are not successful at raising this amount, we will have to reduce expenses associated with the development of the JEDI technology in order to avoid continued losses. The ability to raise the financing is subject to market conditions, which currently do not favour investments in new technology. A reduction in development expenses will result in a delay in the development and marketing of the JEDI technology, which would jeopardize our future growth and adversely affect the value of an investment in our common stock.

Our JEDI technology has not been sold commercially and we cannot be certain that the market will provide sufficient support to generate an economically viable level of sales. We may not be successful at achieving a profitable level of sales of our JEDI technology.

The success of our business plan is largely contingent upon our ability to successfully develop and market our JEDI technology. The building access control industry is currently based upon well established and reliable technology that our JEDI technology is designed to replace. Our new technology has not been produced or sold commercially and we cannot assure that the building access control industry will be receptive to the new technology or that we will be able to gain a significant level of commercial acceptance of our JEDI product. If we are unsuccessful at marketing and selling our product in sufficient quantities, our results of operation and the value of an investment in our common stock will likely decrease.

Other companies with greater resources than we have are currently developing or have commercially available products that use similar technology to our JEDI product, and we may lose potential market share as a result.

Our JEDI access control product is based on intelligent access card readers, which use commercially available programmable microchip technology. Due to increased availability and decreased price of programmable microchips, the development and commercialization of "intelligent" access control systems is not unique to us. There are other companies that have developed or are developing similar products that use intelligent cards and card readers that will be competing with us in the access control industry. These competitors may have substantially greater financial, technical, marketing, and management resources than we have. Our ability to compete successfully will depend on several factors including timing of taking our JEDI product to market and our ability to educate and use existing sales channels and develop new sales channels. To the extent that our requirement for additional financing may cause delays in the marketing of our JEDI product, this may provide some of our better funded competitors with a competitive advantage in their ability to access the markets before us. To the extent that our competitors have more resources to market products based on similar technology, we may lose market share which would decrease the value of an investment in our common stock, or may cause you to lose your investment.

Sales of our existing product line, including the Enterphone 2000, are not increasing significantly and accordingly our ability to grow will depend on the success of our JEDI technology, which has yet to be proven as a commercially viable product in the market place.

Our existing product line of intercom and access control products, including the Enterphone 2000, has experienced no significant growth in the recent past. For the last two fiscal years net sales totaled $3,579,781 for fiscal 2000, compared with $3,576,600 for fiscal 1999. Our existing intercom and access control products compete in a mature market that is based on well established technologies. In addition, new technologies may make our existing product lines obsolete. Accordingly, we believe our prospects for future growth are largely dependent on the success of our JEDI technology. The value of an investment in our common stock may decrease if we are not successful in generating sufficient sales of our JEDI product.

The loss or unavailability of Stephen Pineau, our President and Chief Executive Officer for an extended period of time could adversely affect our business operations and prospects.

Our success depends, to a significant degree, upon the effort and skill of Stephen Pineau, our president and chief executive officer. We do not maintain key man insurance on Mr. Pineau. Due to his knowledge of our operations and products, the loss, incapacity, or unavailability of Mr. Pineau could have a material adverse effect on the business, financial condition or results of our operations, which would likely result in a decrease in the value of an investment in our common stock.

Because our common stock will likely trade at prices below US$5.00 per share, and because we will not be listed on a national exchange, there are additional regulations imposed on broker-dealers trading in our shares that may make it more difficult for you to resell our shares.

Because of rules that apply to shares with a market price of less than US$5.00 per share, known as the "penny stock rules", investors in this offering will find it more difficult to sell their securities. The penny stock rules will probably apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Our common stock currently has no market, and we cannot assure you that we will be successful at achieving a market and if no market develops it will be difficult to sell our common stock.

Before this offering there has not been a public market for our common stock. Prior to obtaining a quotation on the Over-the-Counter Bulletin Board as planned, we must satisfy regulatory requirements including obtaining the approval of the NASD, which cannot be guaranteed. Even if we are successful at obtaining a quotation of our stock on the Over-the-Counter Bulletin Board there is no guarantee that an active public market for our common stock will develop or be sustained after this offering. Without a publicly visible market for our common stock, it may be difficult for our stockholders to sell their shares or to determine a fair market value for their shares.

Six former shareholders of our wholly owned subsidiaries, including Steven Pineau, our President and CEO, and Greg Shen our Chairman, hold 74% of our common stock and have the ability to control management and affairs of Viscount and to deter changes in control.

As a result of the acquisition of our subsidiary, Viscount Communications & Control Systems Inc. we issued 10,000,000 shares of our common stock to six shareholders, representing 74% of our current issued and outstanding voting shares. As a result, such persons, acting together, will have the ability to control most matters submitted to our stockholders for approval, including the election and removal of directors, and to control the management and affairs of Viscount. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of Viscount, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which limits the ability of our stockholders to participate in opportunities that may increase the value of their stock.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.


                                USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.


                             PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time in the over-the-counter market at prices determined by them at the time of sale or in private transactions at a price of US$0.65 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers;
(e) in transactions otherwise than on any stock exchange or in the over-the-counter market, including privately negotiated transactions; and (f) pursuant to Rule 144. Upon our shares being quoted on the OTC Bulletin Board, any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                      DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing our shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date.

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

We have 13,500,000 shares of common stock issued and outstanding. The most recent sale of our common stock occurred on August 20, 2001, when a total of 200,000 shares of our common stock were issued from our treasury at a price of US$0.35 per share.

                          MARKET FOR COMMON STOCK

There is currently no market for our common stock. We are applying for quotation on the NASD Over-the-Counter Bulletin Board in conjunction with this offering. In order to be approved for quotation, we must be current in our filing obligations with the United States Securities and Exchange Commission reporting requirements and our market maker must apply for and obtain clearance from the National Association of Securities Dealers (NASD) to commence trading. There are no guarantees that we will be approved for quotation on the Bulletin Board.

There were 46 holders of record and beneficially of our common stock as of August 20, 2001, holding a total of 13,500,000 shares.

There are currently no outstanding options, warrants or other securities convertible into shares of our common stock. All our shares are subject to resale restrictions pursuant to Rule 144 under the U.S. Securities Act of 1933.

This offering covers the sale of 3,500,000 shares of our currently outstanding common stock held by the selling shareholders. Shares offered and sold through this prospectus will no longer be subject to Rule 144 and may be subsequently resold in the secondary market. Any shares subject to this offering, but not sold through this prospectus will remain restricted and may only be resold pursuant to Rule 144. The following table summarizes the hold periods applicable to our common stock under U.S. federal securities laws:

Number of
  Shares                                    Description
  ------                                    -----------

3,300,000(1)   Shares that may be sold beginning on June 8, 2002 in accordance with Rule 144.

10,000,000     Shares that may be sold beginning on July 27, 2002 in accordance with Rule 144.

200,000(1)     Shares that may be sold beginning on August 20, 2002 in
               accordance with Rule 144.

13,500,000     Total number of shares issued and outstanding.

(1) These shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

There are no contractual restrictions on the resale of the outstanding common stock.

In general, Rule 144 under the Securities Act provides that securities may be sold if there is current public information available regarding the issuer and the securities have been held at least one year. Rule 144 also includes restrictions on the amount of securities sold, the manner of sale and requires notice to be filed with the SEC. Under Rule 144 a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale under the Rule.
If a one-year period has elapsed since the date the securities were acquired, the amount of restricted securities that may be sold for the account of any person within any three-month period, including a person who is an affiliate of the issuer, may not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the date on which notice of sale is filed with the SEC. If a two-year period has elapsed since the date the securities were acquired from the issuer or from an affiliate of the issuer, a seller who is not an affiliate of the issuer at any time during the three months preceding a sale is entitled to sell the shares without regard to volume limitations, manner of sale provisions or notice requirements. Affiliates of the issuer are subject to an ongoing volume restriction pursuant to Rule 144 on resales of shares held by them.

Dividends Policy

We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.


                             SELLING SHAREHOLDERS

The following table sets forth the names of the selling stock holders, the number of shares of common stock beneficially owned by the selling stockholders, the number of shares of common stock which may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares beneficially owned by such selling shareholders after the offering, and the percentage ownership after the offering. Because the selling shareholders may sell all or part of the share of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. However the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered, neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. The selling shareholders may also sell their shares under Rule 144 while this offering is effective.

                              Number of                        Number of     Percentage of
                               Shares           Maximum         Shares           Shares
     Name of Selling         Beneficially      Number of     Beneficially    Beneficially
       Shareholder           Owned Prior to  Shares being   Owned After to    Owned After
                              the Offering      Offered      the Offering       Offering
Cardey Management Corp.(1)     567,500          567,500          0               0
JAD Corp.(2)                   550,500          550,500          0               0
Trevor Darren Kidd             550,000          550,000          0               0
Michael J. Forster             550,000          550,000          0               0
Ming-Hsien Yeh                 550,000          550,000          0               0
KHC Corp.(3)                   560,000          560,000          0               0
Brian Thomas                    10,000           10,000          0               0
H. Jane Scott                    5,000            5,000          0               0
SKN Holdings Limited(4)         20,000           20,000          0               0
Barry Epp                       10,000           10,000          0               0
Ma Cheng Ji                     10,000           10,000          0               0
Raymond Chan                    15,000           15,000          0               0
Patty Yee                        5,000            5,000          0               0
Antonio Sacallis                25,000           25,000          0               0
George S. Huston                30,000           30,000          0               0
Chad T. Gustafson               30,000           30,000          0               0
Alan Simpson                       500              500          0               0
Dan Placzek                        500              500          0               0
Hsiu - Chun Chen                   500              500          0               0
Mark Brown                         500              500          0               0
Mike Walkinshaw                    500              500          0               0
Jim Scott                          500              500          0               0
John Delucchi                      500              500          0               0
Eric Cardey                        500              500          0               0
Michael J Borge                    500              500          0               0
Jacqulin Yost                      500              500          0               0
Edward Wright                      500              500          0               0
Darren Granger                     500              500          0               0
Doug Spence                        500              500          0               0
John Vanvalkenburg                 500              500          0               0
Sandy Strukoff                     500              500          0               0
Ron Verperts                       500              500          0               0
Beverley Liew                      500              500          0               0
David Moschini                     500              500          0               0
John Lees                          500              500          0               0
Susan Moore                        500              500          0               0
Ladonna Derksen                    500              500          0               0
Ron Toigo                          500              500          0               0
Tom Knoepfel                       500              500          0               0

                              Number of                        Number of     Percentage of
                               Shares           Maximum         Shares           Shares
     Name of Selling         Beneficially      Number of     Beneficially    Beneficially
       Shareholder           Owned Prior to  Shares being   Owned After to    Owned After
                              the Offering      Offered      the Offering       Offering
Michelle Cardey                    500              500          0               0

TOTAL                        3,500,000        3,500,000


(1) A company controlled by Darryl Cardey, a former director and officer of Viscount under its prior name, OMW 4 Corp.
(2)   A company controlled by Jeffery Derksen.
(3)   A company controlled by Kuo-Hsien Chen.
(4)   A company controlled by Kevin Way.


                                     BUSINESS

Overview

We design, produce and sell intercom and door access control systems. These systems use telecommunications wiring to control access to buildings and other facilities for security purposes. Our primary product is sold under the brand-name Enterphone 2000. The Enterphone 2000 is a building access control system that uses a building's internal phone wiring thereby avoiding use of telephone utility services. Our products include access control panels that use the Enterphone 2000 technology. Our control panels are typically installed at entrances to apartment buildings or other controlled access buildings. The control panels are sold in various formats and with varying features and capabilities. Our Enterphone 2000 technology control panels are sold through an established distribution network, and can be found installed in approximately 30,000 buildings throughout North America. We also package and sell access control and security products that are complementary to our Enterphone 2000 product, including card access systems, radio frequency remote controls, intercom monitors and closed circuit cameras.

While our current revenues are derived from sales of the Enterphone 2000 technology and related security products, we are developing a new building access control and communications technology which we expect will be a significant new source of revenues. This new technology will be marketed under the brand-name JEDI (Java Embedded Distributed Intelligence). The JEDI technology is based on a proprietary software platform that can be used for a variety of security and access control applications as well as communications functions. The technology represents a departure from traditional access control and security systems. Traditional systems use controllers that have a capacity to control from 1 to 8 access points per controller. A building access system using the JEDI technology can control several hundred points of access from a single hardware and software platform. The technology also allows several previously independent building control systems to be hosted on a single hardware and software platform. The first application of the JEDI technology that we are developing is a high security card access control and intercom system. Our proprietary JEDI software is designed to be modular such that additional applications can be added as modules that will permit the operation of other building and area control systems and high technology requirements.

Corporate History

Our current business is operated primarily through our wholly owned subsidiary Viscount Communications and Control Systems Inc. The business of our subsidiary began operations in 1969 as a manufacturer of video switching equipment. In 1970, the business was acquired by B.C. Telecom Inc. (BC Tel), recently renamed Telus Corporation. BC Tel was the telephone utility for British Columbia,
Canada controlled by GTE Corporation (now Verizon Communications Inc.). Under BC Tel, the business operated as an electronics research laboratory and manufacturing facility. Among the products manufactured were central office telephone test equipment, telephone demarcation blocks, and a satellite based kiosk system used to provide information at airports and other public facilities. Responsibility for the manufacture of the Enterphone system was transferred into the business in 1984 from BC Tel. BC Tel contracted to sell the business in 1997 to Blue Mountain Technologies Inc., a company that purchases

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and installs our products. Blue Mountain Technologies Inc. simultaneously assigned its contractual rights to acquire all of the business assets, except for certain leasehold interests, to our subsidiary, Viscount Communication. BC Tel consented to the assignment and accordingly the business was acquired by our subsidiary, Viscount Communication. Gren Shen, a director and officer of Viscount, is also a director and officer of Blue Mountain Technologies Inc. Stephen Pineau, our President and CEO, is an officer of both companies. Purchases of our products by Blue Mountain Technologies Inc. account for approximately 7% of our total sales.

We were incorporated on May 24, 2001 under the laws of the Sate of Nevada under the name OMW 4 Corp. Our subsidiary, Viscount Communication was incorporated in 1997 under the laws of British Columbia, Canada, for the purposes of carrying on our present access control business. We acquired all of the issued and outstanding shares in the capital of Viscount Communication on July 27, 2001, in exchange for 10,000,000 shares of our common stock, thereby making it our wholly owned subsidiary. As a result of the acquisition, the former shareholders of Viscount Communications obtained a controlling interest in OMW 4 Corp. In connection with the acquisition, we changed our name to Viscount Systems, Inc. effective August 27, 2001.

Enterphone is a specialized telephone switch used to provide intercom and access control functions in high-rise buildings. It was originally developed by BC Tel in 1965. Mirroring the increased security awareness in buildings over the past few years, we have been providing a more comprehensive package of complementary products. Products packaged, using third party technologies for this purpose, include card access systems, radio frequency remote controls, intercom display panels and closed circuit cameras.

Since 1998, we have been developing a new integrated platform for building access control and management called JEDI, which is currently the focus of our corporate development.

Industry Overview

We compete in the building intercom and access control systems industry. Our intercom and access control systems are designed to automate the control of access to buildings or other restricted access areas. Intercom systems and access control systems are complementary, however they can also be used independently depending on user requirements. For example, most modern residential apartment or condominium buildings have an intercom system for visitors wishing to communicate with residents. Residents, on the other hand, are issued access cards that can be used in conjunction with card readers installed beside doors or elevators in order to gain access.

Access control systems provide two functions for a building. Building tenants use access cards and readers that control access through doors, gates or elevators, while visitors use telephone intercoms to be granted admission by a building occupant. The systems also provide sophisticated alarm functions such as identifying doors left open or forced entry. The sophistication of systems ranges from controlling a single door where records are kept manually, to large enterprise systems covering hundreds of buildings from a dedicated security facility.

The building control industry has traditionally been highly segmented based on function. This has meant that makers of heating/ventilation and air-conditioning systems and security card access systems essentially manufacture input/output systems, while intercom makers manufacture voice systems, and security camera makers manufacture closed circuit video systems. Stated otherwise, audio, video, environment and access control systems are traditionally all separate building control systems that are independently controlled. There has been strong convergence of technologies in the computer and telephone related industries based on digital standards, however the building control industry has not as yet undergone a similar convergence of technologies. Traditionally, where systems need to be compatible, the industry has relied on integration instead of convergence. Integration is the use of a host computer to tie separate and distinct systems, typically from different manufacturers, together on a common software platform. Convergence, in the case

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of building control systems, is the provision of a new service that is designed to operate multiple systems using homogenous control parameters. Convergence is generally considered preferable to integration, as fewer distinct systems means lower operational and maintenance costs.

Along with certain other industry participants, we have recently turned to current high-technology solutions in order to reduce costs of ownership of security systems, while improving functionality. New system platforms are being designed that will permit convergence of the control of various building functions, such as access control, intercom, closed circuit television, and heating/ventilation and air-conditioning. These systems can be operated on a single commercially available host server and can operate using standard communications techniques. As a result of using a single full service system to replace the three or more separate dedicated systems, each requiring its own host server, the overall cost of ownership of a security and control system will be reduced.

Access Control Systems Technology

The access control industry has traditionally used a technology known as Wiegand. Approximately 90% of the world's installed access systems are based on Wiegand technology. Today, these systems are commonly found in residential, commercial and industrial buildings in the form of access control cards and card readers. Wiegand was initially developed in 1970 by Senso Engineering as an access card technology. The card technology uses a special patented process whereby wires are imbedded in a plastic access card to encode its data. When passed through a magnetic field generated by a card reader, the card generates a signal which is received and interpreted by the card reader. If the signal is recognized, the reader will transmit the information to a host controller to activate a switch, which for example purposes, may release a lock or open an elevator to permit building access to the cardholder. A host controller is essentially computer hardware that is programmed to receive information from the card reader in order to permit access to a building. Wiegand technology has established itself as the industry standard as it is viewed as being reliable and difficult to counterfeit the access cards.

Other products that use the Wiegand principals for access control are magnetic strip cards and radio frequency cards. These products function similarly by providing a card reader with a signal that the reader interprets and transmits to a host controller in order to grant or deny access.

As described above, Wiegand access control technology requires card readers that are connected to a host controller. Each host controller can operate between 1 to 8 doors. Accordingly, a building with a large number of controlled access points could require a large number of host controllers, resulting in greater hardware costs. Host controllers can in turn be connected to a central server that monitors the host controllers and collects information on access point usage.

The underlying technology that operates these traditional access control systems is approximately 30 years old. The readers are considered "dumb" readers as they simply receive information from the access card and transmit it to a host controller. The host controller processes the information in order to determine whether to grant or deny access. If access is granted, the host controller then transmits a signal to activate a switch to open the access point where the reader is located. This is a simple input/output type relay system which requires a separate host controller for approximately every eight access points.

As a result of the limitations and hardware requirements of the traditional access control systems, some security industry manufacturers are developing and marketing "intelligent" access control and communications systems. Intelligent systems allow several previously independent building control systems, such as intercom, access control, video, and climate control, to be controlled by a single server. These systems are based on software designed to control hundreds of readers from a single computer server, combined with "smart chips" installed in readers at each control point. Smart chips are programmable computer chips

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that permit access card readers to grant or deny access without the need to relay a signal to and from a central host controller. Smart chips can be programmed to perform tasks for a diverse range of building control systems, such as fire alarm systems, heating/ventilation and air conditioning, and building access and elevator controls. As the smart chip is programmed to make its own decisions on a given application, this reduces the load on the central host computer. The host computer accordingly does performs primarily a monitoring and information collection function.

We are participating in this advance in the access control industry through the development of our proprietary JEDI intelligent access control and communication technology system. We believe that intelligent systems, including smart chip readers and cards will supersede systems based on Wiegand technology.

Our Products

We are a manufacturer and reseller of intercom and access control systems based on telephone and traditional access card and reader technologies. Our intercom and access control systems are installed throughout North America for various applications including: condominium/apartment building access and intercom; residential intercom; gated home/community access and intercom; seniors/government housing access, tracking and intercom; elevator access and tracking; and garage or perimeter gate control. Approximately 47% of total sales of our products are generated in the United States, and 53% in Canada. Information on our existing products can be viewed on our website at www.viscount.com.

We are also developing our JEDI product, which is an intelligent access control and communication system that will permit the integration of various building functions into one system. We anticipate using existing and new distribution channels in order to market our JEDI technology. The JEDI technology can be sold as an upgrade to existing access control systems, or as a new installation. We will also target other industry participants as potential purchasers of our technology who may resell the technology under their own brand names.

Our Access Control Products

Our current principal product is the Enterphone 2000 intercom and access control system. Enterphone is our patented building entry control system that uses a building's internal phone wiring to allow access control for tenants and intercom and access control between visitors and tenants. The use of a building's internal phone wiring by our Enterphone system provides an option to using telephone company wiring, thereby bypassing monthly telephone charges. It also does not require tenants to pay for an individual phone line to operate their intercom and door access system and is not affected by interruptions in telephone company service. This makes our Enterphone system distinct from other "dial-up" telephone entry systems that use telephone company lines. Sales of our products based on the Enterphone system account for approximately 80% of our total sales.

Our Enterphone 2000 system is sold as a central control panel which is installed in a building's telephone control room. The control panel connects an intercom panel located at an entrance to the building with the telephone of building tenants. A visitor wishing to gain access to the building dials a 1 to 4 digit number at the entrance panel. The call is directed from the entrance panel, through the common control equipment and up to the tenant's telephone. The tenant hears a unique ring and can unlock the entrance door by pressing a number on the telephone's numeric key-pad. The tenant does not need to rent a telephone line from the telephone company. Each control panel can process connections to as many as 840 suites. The following diagram illustrates the system:

-------------------        -------------------        -------------------
Enterphone 2000            Enterphone 2000            Tenant
entrance panel       -->   control panel and     -->  Telephone
                           telephone jacks
-------------------        -------------------        -------------------

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Page 14

We also manufacture electronic entry access panels that can operate using either our Enterphone 2000 system, or dial-up telephone company lines. Our panels are manufactured in various sizes and with various features in order to accommodate varying purposes and building types. For example, we manufacture panels that provide intercom and access control from 1 suite to up to 1000 suites; or panels that provide on-screen name search capabilities; or panels that are streamlined in shape or small in size. All panels that we manufacture incorporate the Enterphone technology, however most panels can also be installed to use telephone company lines.

Our Enterphone panels can also be combined with other technologies such as access tracking and control, closed circuit monitors, infrared and radio frequency remotes, and Wiegand cards and card readers. We purchase these technologies from other manufacturers and resell them under our brand names. Most of the products that we resell can be integrated into our Enterphone access control system.

Our JEDI Access Control System

Overview

JEDI is a new software based building management system designed to replace traditional systems that are more hardware intensive. We have been developing this new technology since 1998 and are currently completing the development of a fully functional prototype.

The acronym JEDI stands for Java Embedded Distributed Intelligence, which as its name suggests, is a software platform that communicates with a network of "intelligent" input/output devices, such as card readers or building environment sensors. As such the "intelligence" of the system can be said to be distributed among the input/output devices. This is contrasted with the traditional access control industry, which uses dumb readers that require information to be processed at a central host computer. An intelligent reader or input/output device uses a pre-programmed "smart chip" which allows it to process information on its own, and does not require the host computer to make action decisions, such as to grant or deny access to a door or to activate air-conditioning. The use of intelligent devices accordingly reduces the load on the host computer which allows the host computer to allocate its resources to a greater number and diversity of tasks. The networked distribution of intelligent devices also means reduced cost resulting from reduced hardware requirements, easier training of control system operators, and the use of commercially available host computer hardware and communication techniques.Initially, we will apply the JEDI technology for access control system purposes.

The conceptual basis for JEDI is simple. Virtually every low voltage building technology, except building access, has evolved using intelligent addressable network devices. This includes fire alarms and heating/ventilation and air-conditioning. An addressable network is one in which devices can constantly communicate with a host server controller or can be polled for information. For example, if a smoke detector on a non-addressable fire alarm system fails, a fire in that location may go undetected since there is no way to identify the failure without actually testing the device. In contrast, the smart chip in an addressable smoke detector may be able to notify the fire panel of a problem immediately and call for service. Access control systems, however, continue to be based on a 30-year-old standard called Wiegand. The limitations of this standard continue to plague the industry due to the slow data transmission speed (9600 baud) between the reader and the host controller, the high cost and quantity of specialized and dedicated hardware, and the inability of the host computer to process voice or video signals. For example, buildings requiring elevator access control have traditionally required a significant amount of expensive dedicated hardware. The JEDI network with intelligent readers can accomplish these functions without dedicated hardware, resulting in cost reductions, both in terms of the actual hardware required and the labour, cable and conduit costs associated with installation.

The JEDI system bypasses the need for specialized and dedicated hardware.

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Instead, JEDI provides a software-based platform that operates on an industrial computer server connected to intelligent readers transmitting data at high speed rates of up to 156,000 baud, while simultaneously running voice and video applications. The benefits and functionality derived from this approach can be significant.

JEDI Structure

The JEDI network consists of a main control computer server communicating with a series of intelligent readers, panels, and input/output devices. The key to the technology is the smart chip we use, known as the MPNode computer chip, a programmable chip manufactured by Atmel. We purchase the MPNode chips and program them to perform certain functions upon detecting certain data. For access control applications, the chip is installed into a card reader. When data from an access card is received by the card reader, the chip processes the data and makes a decision to grant or deny access. Information on the transaction is passed along to the host computer for data storage and analysis purposes. Traditional Wiegand style card readers require an intermediate controller for every two or three reading devices. An intermediate controller is connected between the host computer and the group of readers controlled by it. In contrast, the JEDI systems allows intelligent readers to be installed in series, or daisy-chain fashion, without the need for intermediate controllers. This reduces hardware costs as only one host computer is required.

MPNode chips are programmable and accordingly can be applied to various customized tasks requiring an input and output device. The ability of a JEDI server to connect directly to a computer network or network of readers, without intermediate controllers, provides additional benefits in terms of cost, connectivity and programming.

JEDI panels, located at entrance doors for visitor access, can operate independently or as slaves off the JEDI server. The basic JEDI panel that we are developing is a full colour screen industrial computer. Panels may be located at entrance doors for visitor access or can be on-site managed by security guards as they manage the JEDI network. The slave/master architecture of JEDI panels reduces cost, simplifies programming, and improves data base management.

In designing JEDI, much consideration has been made of the many dissimilar applications requiring a JEDI network. In cases where building control is accomplished with on-site security and concierge staff, limited JEDI hardware or possibly only software may be needed to perform the required functions. For example, JEDI software may be sold as a simple visitor tracking system for commercial or gated residential sites. In general, JEDI has been designed to allow simple installations to be performed by small independent alarm contractors. However, provision has also been made for direct involvement by our staff in large campus wide and enterprise wide installations.

JEDI has many additional benefits, both in terms of building security and particularly relative to the legacy Wiegand protocol. It is our belief that addressable networks pose a serious threat to the continued use of the Wiegand format.

JEDI is a modular product, meaning that the software can accommodate add-on features or upgraded features. We will develop various modules for our JEDI technology, which will be released in a series of phases. Some of these product enhancement modules that we may explore and develop have been outlined below:

         * JEDI Photo-badging software is being designed to allow digital photo-imaging of individuals accessing a building, which can be stored in a database;

         * JEDI Time and Attendance software will allow human resources personnel to use the card reader database to track employee attendance and to automatically adjust card user characteristics based on vacation schedules, holiday dates and termination;

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Page 16

         * JEDI has the inherent ability to control other electrical circuits. For example, this allows JEDI to turn lights on or off based on the sections of a building used by a card holder or to interface with air conditioning units;

         * The JEDI server provides new opportunities to host video on the unified platform with voice and data. This would represent an entirely new concept in the security industry;

         * The nature of the JEDI server makes JEDI telephony products inherently Internet enabled. Future JEDI appliances may include the JEDI television line, which allows residents to view visitors at the door and doubles as an Internet shopping device. JEDI panels can connect to web enabled set top boxes being promoted as part of the web TV market. JEDI television panels would also compete in the large offshore video intercom business but at a fraction of the cost by saving on conduit and cable;

         * The distributed intelligence of JEDI makes the product suited to the growing emergency call/nurse call industry;

         * JEDI networks are built on an open architecture platform which is fully functional to integrate with any existing automation network;

         * The initial JEDI card reader release will be based on proximity technology. We intend to expand the product line to include readers based on our own infrared system, biometrics, radio frequency and any other reader type which appears to have potential. This may also include the world's first readers with built-in audio and video ability; and

         * A new and emerging market segment tracks not just people, but equipment. A typical application is the embedding of anti-theft chips in computers, which integrate with card reader systems.

Other Current Research and Development

In addition to our JEDI technology, we are developing a new product called EmerPhone. EmerPhone is a closed area network phone to be used for emergency purposes. The EmerPhone is scheduled to be commercially available in late 2001. The EmerPhone system consists of a core electronic assembly designed for several separate tasks. These task applications require a variety of mechanical and electronic assemblies. Applications of the EmerPhone are as follows:

         * Elevator phones - these small assemblies are required by law to allow people stuck or injured in elevators to call for assistance. Options include surface mount, voice activation, voice messaging, and call indicators for the disabled.

         * Panic phones - these units are used primarily for parking lots and underground parking. They allow people in distress to contact security personnel. Options include strobes and sirens to scare away attackers.

         * Parking phones - these units are designed to allow people at a parking gate to contact the parking management office if they forget an access card or the gate is broken. Management then has the ability to open the gate remotely.

         * Information assistance phones - are used for ATM machines, airports, prisons and other applications where a vandal resistant phone is required to allow people to get information on using equipment, hotel reservations.

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         *   Industrial assistance phones - are more ruggedly built units for factories, oil platforms and other industrial applications where specifications may even require explosion proofing.

         * Campus phones - are a rapidly growing market segment reflecting the heightened sense of security at university and commercial campuses. Similar to panic phones, campus phones may be built into housing up to 12 feet tall. Strobes, sirens and security cameras may be built into the campus phone. A key element of a campus phone is tracking software. Similar to caller ID software, tracking software allows campus personnel to pinpoint the exact location calling by address or on a map. The systems also require automatic system integrity diagnostics.

Production

We currently manufacture the Enterphone 2000 control and entrance panel products in-house. Our card readers, radio-frequency and infra-red access, and tracking systems are purchased from other manufacturers and resold under our brand-names. We maintain full facilities to assemble through-hole circuit boards and limited facilities for assembling surface mount circuits. We have a policy of supporting old products for up to 20 years and having an assembly staff that allows us the flexibility to produce small runs of high margin legacy products. We plan to continue this process for our older products such as previous versions of the Enterphone. Any new hardware based product designed on a surface mount platform will be produced on a sub-contract basis with final mechanical assembly at Viscount.

We have contracted with software developers to develop our JEDI software platform. The JEDI software platform is loaded on standard industrial computer chassis. We have elected not to develop hardware internally for JEDI since the required hardware controllers are commercially available at quality and price levels that make internal development uneconomical. In addition, by using off-the-shelf components, we improve our time to market, eliminate hardware debugging and increase our ability to be technologically flexible in the future. We will primarily execute final mechanical assembly of the JEDI systems.

JEDI Development Schedule

     The original JEDI program was implemented to develop interactive display panels. These panels were originally scheduled to be available in March 2000. However, we subsequently expanded the features of the system and as a result the initial commercial release is currently scheduled to occur in early 2002. The timing of the commercial release is subject to our ability to obtain financing as required by our business plan, and there is no guarantee that we will be able to meet this commercial release schedule.
Product Development

We have two employees currently dedicated full-time to research, development and product engineering. In addition, three other employees contribute to research and development on a part-time basis. During fiscal 1999 and 2000, we incurred approximately $120,229 and $268,691 respectively, on research and development, primarily related to the development of the JEDI system.

Market and Marketing

The Market

The intercom and access control market is serviced by a number of large and small competitors. Our traditional products compete in a mature marketplace,

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Page 18

that largely uses the 30 year old Wiegand technology. We believe that there currently exists an opportunity in the building and access control market for innovative products that use current technologies to reduce user costs. We have positioned our JEDI technology to take advantage of this opportunity.

Accordingly, the focus of our marketing initiatives for 2002 will involve our JEDI technology. The first release of JEDI will compete in the intercom and access control security system market.

The access control market can generally be described as the market for any equipment used to control passage through a door, gate or other portal. A portion of this market is comprised of mechanical and electronic door locks that typically control access through single doors. Many of the single door systems have been engineered for low security levels for customers who do not desire a full access control host. The access control market that we compete in involves computerized access control systems that typically control access through multiple access points, such as our Enterphone 2000 system. Our new JEDI product was designed to present a new technology to this computerized market niche. In particular, in large high-rises with a full JEDI system, individual tenants may use the JEDI server to control access to one or two doors.

Our traditional market for our Enterphone 2000 product was apartment and condominium buildings. While the market for telephone entry type systems amounts to about US$100 million, in the past 10 years there has been a strong trend towards increased building security resulting in much more sophisticated integrated installations. For example, in 1990 a typical condominium building would be equipped with an intercom to admit visitors. Today, a typical new building installation includes telephone entry, card access, closed circuit cameras, individual burglar alarms and panic stations. This puts pressure on manufacturers to provide a comprehensive package and represents an opportunity for significant revenue growth per system. JEDI will be our first in-house product that addresses these multiple requirements . The modular nature of JEDI also provides us with an excellent opportunity to design additional products on the JEDI platform to provide enhanced options for a comprehensive building security package.

In addition to apartment entrances, JEDI was also designed to provide access control for the rapidly growing gated community market. Monitor style directory panels are also used in thousands of commercial high-rises. The JEDI panel provides features previously unavailable for this market. The overall effect of these system advances will be to enhance our core business, while finding applications where the new features expand the traditional market for such systems.

We will also target upgrades and retrofits to existing apartments and other complexes that use traditional telephone wire intercom access control systems. The low hardware costs and increased functionality of the JEDI system will be marketed to building management companies, along with its turnkey installation as a replacement to existing access control systems for most modern buildings.

While complete JEDI networks will typically be installed, the modular nature of JEDI allows additional segmentation based on product application and end-user need. The nature and scope of a JEDI installation depends on the level of security required, the product alternatives, the number of buildings, and the level of system management required. The nature and scope of an installation can be described in terms of a user spectrum ranging from price sensitive users to users requiring enhanced services. At one end of this spectrum is price.
For these applications JEDI will be competing with traditional Wiegand systems. We believe the cost reduction aspects of JEDI will provide us with a competitive advantage over traditional Wiegand systems. For example, a typical condominium developer does not manage a building after construction. Therefore, the developer is looking for a very affordable, reliable access control system . Unless a more sophisticated product will help sell suites the developer tends to keep the system simple. At the middle of the spectrum are customers who will adopt JEDI mainly due to system benefits. For a commercial high-rise this may be

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the flexibility derived from a new user profile approach JEDI uses for programming. On the enhanced service end of the spectrum we find customers who need to develop a much closer relationship due to the level of sophistication of their needs. At this level, we anticipate additional revenue opportunities for custom programming, data mining and hosting, and direct installations for national accounts.

While the core function is controlling access/egress, through the planned development of various JEDI technology modules we will actively target all of these segments. For example, a JEDI add-on module can be developed to provide an asset tracking system to prevent computer theft. The inherent alarm functions of JEDI allow it to be used as an integrated theft/burglar alarm system for large facilities. The JEDI telephony video capture function will allow government agencies to track alcohol and drug problem tenants of controlled housing complexes or other regulatory monitoring functions. Finally, JEDI, along with our new EmerPhone, can function to combat vandalism and secure parking lots.

We rank controlling access/egress and securing parking facilities as the primary concerns of our traditional core multi-residential business.

Distribution Plan

We currently have approximately 500 dealers of our existing products throughout Canada and the United States. When our existing business was acquired from BC Tel, we relied primarily on exclusive and semi-exclusive dealers in certain major metropolitan areas. Our distribution network is not static and we are constantly seeking additional sales channels. Our existing distribution dealers may be used to market and install the JEDI system, however not all existing dealers will meet the profile or qualifications required to understand and install a JEDI network. Accordingly, we will be evaluating various reseller and dealer channels for distribution of our JEDI systems.

As JEDI is a new technology, we believe it is important that we penetrate the market quickly. Establishing exclusive dealers would give competitors added incentive to find a solution to the JEDI network technology. For this reason, we see an advantage in adopting a "shot gun" style marketing plan for JEDI. We will establish large numbers of dealers, primarily based on qualifying for credit and technical ability. We then intend to sell through qualified distributors as well to expand our market coverage.

As previously noted JEDI can serve several different markets and the type of dealer serving each may vary. Simple installations may be performed by small independent dealers, but as the overall scope of the project increases, the technical ability of the dealer becomes increasingly important. At the extreme, our employees may be directly involved with the customer in designing, installing and servicing the product. In other cases, our personnel may be involved on a co-op basis with large national security, building automation and heating/ventilation and air-conditioning contractors.

These distribution deals, along with our existing dealer base, gives us immediate access to the largest networks of dealers in the US, Canada and Mexico.

While we will initially be targeting our existing markets for the sale of our JEDI technology, the market for our JEDI product is worldwide. JEDI is designed to accommodate foreign languages with minimal modifications to the software. This is in contrast to other products of its type which require a heavy software investment to provide alternative language software. With JEDI, the core software can be applied in all languages with only the on screen text displays needing to be translated. Translation can be accomplished using commercially available translation software.

JEDI Marketing Strategy

We will use our established distribution channels as well as new distribution channels to access our target markets for the JEDI technology. As a unique technology, however, end-users as well as dealers must be educated about JEDI benefits. It is our experience that a stronger initial emphasis on end-user decision-makers and large national system integrators will be the most effective in developing the JEDI market.

Advertising

We intend to pursue an advertising strategy, which involves a mix of dealer and end-user security and building automation magazines. The unique nature of JEDI places us in a position of having strong editorial leverage. We have already secured agreements with most major publications to introduce the concept. This approach will include a full feature story by the editors highlighting the new technology, a story outlining application specific benefits and print advertising relating to the product.

There are approximately 30 magazines worldwide which are credible venues to advertise JEDI technology. We will initially advertise our JEDI launch in approximately one dozen industry magazines in North America.

Our current products are advertised on an ongoing basis in various print publications, which we will continue to do with our JEDI products. We have been testing new publications on a regular basis to evaluate response, sales and readership. All leads are followed up and magazines are rated based on a dollar sales per advertising dollar spent ratio. While the sales cycle is sometimes fairly long, this approach has given us a very accurate measure of the effectiveness of various publications and individual ads.

Trade Shows

We have experienced that the marginal dollar benefit of trade show participation is much less than other promotional media (print ad, direct mail etc.). Therefore, we intend to be very selective in introducing JEDI this way. We intend to focus on end-user targeted shows rather than dealer shows. It has also been our experience that trade shows are sometimes too useful in educating one's competitors about new advances in technology. The primary end-user shows we are considering attending, target corporate and institutional security decision-makers, building management and developers, and finally, building automation facility managers.

Direct Marketing

One of the most effective ways to market security systems is to identify major institutional and corporate users and market directly to key individuals. We intend to hire direct marketing staff to market our JEDI technology and institute an aggressive program to meet key decision making individuals. Because of the proprietary nature of JEDI, we are flexible to meet customer specifications. We will use this approach to push JEDI technology into the market.

Pricing Strategy

Our system provides features never before available in a building control security system. The JEDI technology is built on an architecture which can reduce user costs significantly. The modular nature of the technology amplifies this effect the larger the system becomes. For example, we currently purchase some of our existing access control products that are a medium size, medium feature, low cost system.

With a unique product and a position of product leadership, we will have a strategy of building market share. This implies a product sold at reasonable 50-60% margins. With the telephony component, we are targeting a price which provides JEDI panels at a price that is competitive with similar products, but with new enhanced features.

Competition

Competitive Summary

The security and building control industry is undergoing a rapid period of consolidation. Large multi-national companies are integrating vertically by acquiring equipment providers to build house brands. Recent examples are the purchase of Cardkey by Johnson Controls, Guardall by Chubb and ADI/Northern Computers by Honeywell. The access control industry is very segmented with no company having a dominant market position. Canada has approximately six control manufacturers, while the US has at least fifty. There is a certain amount of vertical integration in the business and several large multinational companies own their own house brands. Many branches of these multinational companies often have their own brand preferences and buy outside their internal distribution channels.

Almost all manufacturers build control hosts based on Wiegand technology. Due to these limitations, most research and development is focused on cost reducing hardware and making the control hosts more network capable. In all cases, the manufacturer using traditional Wiegand technology are limited from 1 to 8 doors per host.

Insofar as JEDI telephony is concerned, the traditional industry is small and only amounts to about $100 million US per year. There has been some consolidation. The largest US firm, Sentex Systems, was recently acquired by The Chamberlain Group, Inc., a large manufacturer of industrial products. We see many opportunities for JEDI panels outside the traditional visitor entry control function. Basic panels will be priced to compete favorably with similar low-tech systems to build market share.

Competitive Threats

While we have a strong dealer and distribution plan in place, JEDI will position us in a market dominated by much larger players. The higher security JEDI applications are also somewhat outside of our traditional scope of business. We must rapidly develop a market for JEDI and educate users of the JEDI benefits in order to achieve market share that will allow us to be competitive in this market. There is no guarantee that we will be able to successfully compete against our larger competitors.

While JEDI is a new product in an established growing market, technological change can be met with resistance. Some buyers are nervous about new products, and new protocols even more so. Most buyers are familiar with the benefits of addressable fire alarms and we intend to market JEDI from this point of view; that is to stress the inevitability of all access control systems evolving this way.

From an initial commercial point of view, one challenge for us is the relatively long sales cycles of security projects. Systems such as JEDI may take up to 2 years from specification to installation, so sales forecasts can be adversely affected by the pace of construction and the general decision making process.

Another key concern is the ability of competitors to imitate the product and the ability of large imitators to more easily commercialize their product. We have estimated that we will have a three-year market lead. Fortunately, the wide range of JEDI software applications should provide us with an ongoing lead as long as we are aggressive with research and development.

Description Of Property

Property

Our executive office and central factory is located in Burnaby, British Columbia, where we currently lease 12,040 square feet. We lease this space under an industry standard operating lease with a term expiring May 31, 2004, renewable at the option of Viscount. Current monthly lease obligations are $6,521. We believe that our current facilities are adequate and are suitable for our current use, and that suitable additional facilities will be available, when needed, upon commercially reasonable terms. Our facilities are adequately insured against perils in a manner consistent with industry practice.

Intellectual Property

We will rely on a combination of patent laws (if applicable), trade secret laws, non-disclosure and other contractual agreements, and technical measures to protect the confidential information, know-how, and proprietary rights relating to our Enterphone 2000, JEDI and other Viscount products. We have contractual rights with respect to registered North American trademarks and tradenames including the following: Viscount, Enterphone, Enterchek, Infraclick,
Emerphone. We have also filed an application for a North American patent on our JEDI technology.

We have registered the following active Internet domain names for www.viscount.com and www.enterphone.com .

Our standard employment agreements and license agreements contain provisions that protect the confidentiality of our proprietary property. All our employees and sales agents are required to sign these agreements prior to their employment or engagement.

To date we have not received notification that our services or products infringe the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. We cannot be certain that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent services will not be marketed in competition with our services, thereby substantially reducing the value of our proprietary rights.
Furthermore, there can be no assurance that any confidentiality agreements between us and our employees or any license agreements will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

Government Regulation

All Viscount equipment is FCC and IC approved. Our products are also UL and ADA approved where required by law depending specifically on particular products and place of installation.

Some Viscount products are still under government regulation. The Enterphone 2000 is an interposition technology which can only be installed in U.S. states where the local public service Commission has designated the original point of entry of a building as the demarcation point between the telephone company and building owner's responsibility. Conversely, it can also be installed where the telephone company has given consent to allow Enterphone to share the telephone backbone.

The history of government deregulation for Viscount mainly relates to the demarcation point in a building. Until government deregulation came to the access control industry, Enterphone type systems could only be installed by telephone companies.

Historically, Enterphone was approved by MA Bell. After the break-up each regional telephone company began to make its own decisions. As a result of this, Chicago, New York, and Boston became strong markets for the Enterphone. Another result of government deregulation was that many telephone companies withdrew from the access control systems industry, which resulted in our using direct dealers in those regions.

Our Sources of Revenues

The majority of the Company's revenues are derived from the Enterphone product line. Historically, the Enterphone sales represented approximately 72% to 80% of total revenues. The balance of the Company's revenues are derived from other products such as access tracking and control, closed circuit monitors, infrared and radio frequency remotes. Our JEDI technology, if successfully brought to market, will be a new source of revenue for us. If our initial release of our JEDI technology is successful we will be developing additional applications for the technology in order to generate other sources of revenue.

Employees

Viscount employs twenty full and part-time staff at its factory in Burnaby, British Columbia.

Legal Proceedings

To the best of our knowledge, there are no legal actions pending, threatened, or contemplated against us.

Additional Information

We will file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.
-------------------

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above. The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov.
                              -------------------


                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited Financial Statements and Notes thereto for the period ended December 31, 2000, and our unaudited Financial Statements and notes thereto for the six months ended June 30, 2001, and other financial information appearing elsewhere in this prospectus.

Overview of Operations

The substantive operations of our business are conducted by our subsidiary, while the parent company provides certain administrative and strategic decision making functions. Our wholly owned subsidiary Viscount Communication & Control Systems, Inc., incorporated in 1997, is a provider of access control door security products. The current control access product line consists of Enterphone 2000, a building intercom; a card access systems; radio frequency remote controls; liquid crystal display intercom panels; and closed circuit TV cameras.

Enterphone 2000 is a specialized telephone switch used to provide intercom functions in high-rise buildings. It was first invented in 1965 and to date there are over 30,000 Enterphone installations in buildings throughout North America. The existing product line generated $3.5 million in revenues for the year ended December 2000 and $1.7 million in the six months ended June 30, 2001.

Our subsidiary, Viscount Communication has also been in a research and development mode for the last three years and is preparing to release a proprietary software based access control door security technology called JEDI (Java Embedded Distributed Intelligence). Our business plan contemplates an initial financing of US$1,500,000 to commercialize the JEDI technology. There is no guarantee that we will be successful in raising these funds.

We will continue to manufacture and sell our existing product line while launching our new JEDI technology.

Results of Operations

For the six months ended June 2001 as compared to June 2000

Revenues for the six months ended June 30, 2001 were $1,682,843, a decrease of 7.1% as compared to revenues of $1,812,140 for the six months ended June 30, 2000. The decrease is primarily due to a marginal reduction in sales of the Enterphone 2000 product. The Enterphone 2000 product line represented 72% of total revenues in 2001 as compared to 76% in 2000. Miscellaneous equipment and dialer sales represented the balance of revenues. Annualized receivable turnover for the six month ended June 30, 2001 was approximately 3.4 timers per year. This is consistent with the receivable turnover of 3.5 timers per year for the year ended December 31, 2000.

The cost of goods sold as a percentage of sales was 43% for the six months ended June 30, 2001 as compared to 50% for the six months ended June 30, 2000. We have focused on controlling costs and using multiple vendors to ensure input costs are managed. We have also focused on selling higher margin products to increase profits. The reduction in costs of goods sold in 2001 was due to a combination of higher margin products combined with the following factors:

   * In 2001, all freight and brokerage costs were charged to the customer. These costs were not charged to the customer in the beginning months of the period ended June 30, 2000, resulting in a cost reduction of approximately $20,000;

   * We reduced the amount of metal on the common/control line expansion unit resulting in reduced input costs, resulting in a cost reduction of approximately $20,000; and

   * A new supplier was used for keypads, speakers and PC boards resulting in lower costs for these parts, resulting in a cost reduction of approximately $25,000.

Gross Profit for the six months ended June 30, 2001 was $957,468, a 5.4% increase as compared to gross profit of $908,999 for the six months ended June 30, 2000. The increase is due to an improvement in gross profit margins during the period ended June 30, 2001.

Selling, general and administrative expenses were $769,229 for the six months ended June 30, 2001 as compared to $834,167, a decrease of $64,938 or 7.8%. As a percentage of revenues, selling, general and administrative costs were 45.7% in 2001, which is consistent with costs of 46% in 2000.

Research and development costs were $74,244 during the six months ended June 30, 2001, which is up 72%. The increase is due to the fact that most of the development and research on the new JEDI product in fiscal 2000 occurred in the second half of that fiscal year.

For the year ended December 2000 Compared to year ended December 1999

Revenues for the year ended December 31, 2000 were $3,579,781, consistent with revenues of $3,576,600 for the year ended December 31, 1999. The Enterphone 2000 product line represented 79% of total revenues in 2000 as compared to 80% in 1999.

Cost of goods sold as a percentage of sales were 52.4% for the year ended December 31, 2000, which is comparable to 54% for year ended December 31, 1999. We have focused on controlling costs resulting in higher margins in 2000 and continued to do so during the six months ended June 30, 2001.

Gross Profit for the year ended December 31, 2000 was $1,704,317, a 3.6% increase as compared to gross profit of $1,644,886 for the year ended December 31, 1999. The increase is due to an improvement in gross margins in 2000.

Selling, general and administrative expenses were $1,392,019 for the year ended December 31, 2000 as compared to $1,262,308 for the year ended December 31, 1999, an increase of $129,711 or 10%. The increase is primarily due to an increase in selling costs due to the hiring of one additional sales representative in the Asian market, combined with higher benefit costs for all staff.

Research and development costs for the year ended December 31, 2000 totaled $268,691, a 123% increase over December 31, 1999 research and development costs of $120,229. The increase is due to the fact that we allocated additional resources to develop the JEDI technology.

Liquidity and Capital Resources

Bank indebtedness net of cash and cash equivalents as at June 30, 2001 totaled 290,556, which is consistent with the bank indebtedness net of cash and cash equivalents of $286,088 as at December 30, 2000. We have a bank credit facility available for an operating loan of up to a maximum of $500,000 at prime lending rate plus 1%. The facility is secured by a general security agreement. As of June 30, 2001 we had $176,750 available under the operating loan.

On June 30, 2001 we had a working capital of $886,809 and a current ratio of 2.0 to 1.0. The working capital position is consistent with December 31, 2000 of $796,714 and a current ratio of 1.8 to 1.0.

We have funded business operations using cash provided by operating activities and from funds advanced under the bank credit facility. For the six months ended June 30, 2001 we generated $35,532 from operating activities.

Investing activities consist primarily of purchases of property and equipment, principally computer and manufacturing equipment and leasehold improvements. Capital expenditures totaled $39,910 in the fiscal year ended December 31, 2000 and $0 in the six months ended June 20, 2001.

To date, we have not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. We expect that in the future, any excess cash will continue to be invested in high credit quality, interest-bearing securities.

We believe cash from operating activities will be sufficient to meet our working capital requirements for at least the next 12 months. We may require additional funds to support the development and marketing of our new JEDI product. There can be no assurance that additional financing will be available on acceptable terms, if at all. If adequate funds are not available, we may be unable to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures.

There are no legal or practical restrictions on the ability to transfer funds between the parent and subsidiary companies.

We do not have any material commitments for expenditures as of June 30, 2001.

There are no known trends or uncertainties that will have a material impact on revenues.


                                 MANAGEMENT

Directors and Executive Officers

Our Board of Directors and executive officers and their respective ages as of September 30, 2001 are set forth in the table below. Each of the directors of Viscount will serve until the next annual meeting of shareholders or until his successor is elected and qualified. In the event that there are three or more directors, the directors will be divided into three different classes. Each director will serve for a term ending on the date of the third annual general meeting following the annual general meeting at which the director was elected, provided that each initial director in the first class holds office until the first annual meeting of the shareholders; each initial director in the second class holds office until the second annual meeting of the shareholders; and each initial director in the third class holds office until the third annual meeting of the shareholders. At least one-third of the directors must be elected annually.

Also provided is a brief description of the business experience of each director and executive officer and the key personnel during the past five years and an indication of directorships (if any) held by each director in other companies subject to the reporting requirements under the Federal securities laws.


--------------------------------------------------
Name and Position                         Age
--------------------------------------------------
Stephen Pineau                             39
President, Chief Executive
Officer, Secretary and
Director
--------------------------------------------------
Greg D.C. Shen                             55
Chairman of the Board and
Director
--------------------------------------------------
Les Fong                                   30
Chief Financial Officer
--------------------------------------------------

Following is a discussion of the business background of each director and executive officer.

Business Experience

Stephen Pineau is the President, Chief Executive Officer and a Director of
--------------
Viscount. He has served as a director and officer of Viscount since July 27, 2001, and as a director and officer of our subsidiary, Viscount Communication since July of 1997. He was employed at Viscount Communication & Control Systems Inc., a subsidiary of BC Tel, as Marketing Director from 1992-1995. He left Viscount Communication & Control Systems Inc. to start Blue Mountain Technologies Inc., where he held office as President from 1995 to 1997. Blue Mountain Technology Inc. replaced B.C. Tel as the main Vancouver installation company of Viscount products. Since 1997 Mr. Pineau has held office as President of the current Viscount Communication & Control Systems Inc.

Greg Shen is the Chairman of the Board and a Director of Viscount. He has served
---------
as a director and officer of Viscount since July 27, 2001, and as a director and officer of our subsidiary, Viscount Communication and Control Systems Inc. since July of 1997. Prior to Viscount Communication & Control Systems Inc., he acted as Production Manager at Microtel, a subsidiary of BC Tel from 1975 to 1993. Mr. Shen was Chief Executive Officer of Viscount Communication & Control Systems Inc. from 1997 to 2001 and Chairman of Blue Mountain Technologies Inc. from 1997 to 2001. In 2001 he was appointed Chairman of Viscount. His primary expertise and responsibilities related to Spacetel satellite products. Viscount Communication & Control Systems Inc. was also a Microtel division at one time, and as Production Manager, Mr. Shen became very familiar with Viscount products.

Mr. Shen has a Masters degree in Engineering from West Coast University at Los Angeles.

Les Fong is the Chief Financial Officer of Viscount.  He has served in this
--------
capacity since July 27, 2001. Previously, he was Assistant Accountant for Pacific Western Brewing Company from 1996 to 1997, Accounting Consultant for Royal Canadian Homes Ltd. from 1996 to 1997, Contract Accountant for City West Development Corporation in August of 1997, Contract Accountant for BMW Sydney Ltd. in 1997, Accountant for Viscount Communication & Control Systems Inc. from 1998 to present, and Accountant for Blue Mountain Technologies Inc. from 1998 to present. Mr. Fong acquired a Bachelors degree in Commerce from the University of British Columbia.


Employment Contracts and Change in Control Agreements

Stephen Pineau - President

On January 1, 2001, our subsidiary, Viscount Communication, entered into an employment agreement with Mr. Stephen Pineau, pursuant to which Mr. Pineau serves as our President and Chief Executive Officer. The agreement provides for an annual base salary of $72,000, a bonus of 10% of the net income of Viscount Communication before interest and taxes, a lease and related expenses of a company vehicle to be used.

The initial term for Mr. Pineau's agreement is one year with automatic renewal at the employee's discretion unless a minimum 30 days notice is given by Viscount Communication.

Greg D. C. Shen - Chairman and Director

On January 1, 2001, our subsidiary, Viscount Communication, entered into an employment agreement with Mr. Greg Shen, pursuant to which Mr. Shen serves as our Chairman of the Board. The agreement provides for an annual base salary of $57,321, a lease and related expenses of a company vehicle to be used.

The initial term for Mr. Shen's agreement is one year with automatic renewal at the employee's discretion unless a minimum 30 days notice is given by Viscount Communication.


                            EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or earned for services rendered to us in all capacities during the years ended December 31, 1999 and December 31, 2000 by our President and Chief Executive Officer (the "Named Officer"). No executive officer received total annual salary, bonus and other compensation in excess of $100,000 in those periods. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned for the 2000 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year.

                                    Summary Compensation Table
                                    --------------------------
                                         Annual Compensation               Long-Term Compensation
                                    -------------------------------   -------------------------------

                                                                                        Securities
                                                                          Stock         Underlying
Name and Principal Position          Year      Salary       Other         Awards       Options/SAR's
---------------------------         -------  ----------   ---------    -----------   ----------------
Stephen Pineau                       1998     $57,862         -            Nil              Nil
President                            1999     $62,059       $2,000[1]      Nil              Nil
                                     2000     $61,822       $3,000[1]      Nil              Nil

[1]  These amounts were paid to the Named Officer for Directors Fees.

Option Grants in Last Fiscal Year

There were no options granted to the Named Officer during the fiscal year ended December 31, 2000.

Director Compensation

No compensation was paid to directors for services rendered as a director other than director fees from our Viscount Communication subsidiary of Stephen Pineau in the amount of $2,000 for fiscal 1999 and $3,000 for fiscal 2000.

Limitation of Liability

Our bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us. We are also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us.

Our Articles of Incorporation limit or eliminate the personal liability of officers directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or the payment of dividends in violation of the Nevada Revised Statutes.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Viscount pursuant to the foregoing provisions, or otherwise, Viscount has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 30, 2001 by (a) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (b) each of our Directors; and (c) all our directors and officers as a group.

       Name and Address of          Shares          Percentage of Shares
        Beneficial Owner      Beneficially Owned    Beneficially Owned
        ----------------      ------------------    ------------------

Stephen Pineau                     1,250,000               9.26%
President, CEO, Secretary
and Director
10271 Cathcart Road,
Richmond British
Columbia, Canada

Greg D.C. Shen                     2,750,000              20.37%
Chairman and Director
2056 West 58th Ave.,
Vancouver, British
Columbia, Canada

Chi Hua Liu                        1,583,333              11.7%
1888 Westbrook Crescent,
Vancouver, British
Columbia, Canada

Stephen Leach                      1,250,000               9.26%
14905 - 93A Avenue,
Surrey, British Columbia,
Canada

Chin Dong Pai                      1,750,000              12.96%
2802-1050 Burrard Street,
Vancouver, British
Columbia, Canada

Cho Kun Ko                         1,416,667              10.52%
7479 - 17th Ave.,
Burnaby, British Columbia,
Canada

All directors and officers
as a group (2 persons)             4,000,000              29.63%



                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with management and others

None of our current directors and executive officers, and no owner of five percent or more of our outstanding shares or any member of their immediate family has entered into or proposed any transaction with us in which the amount involved exceeds $60,000.

Conflicts of Interest

Our President and CEO, our Chairman of the Board and our Chief Financial Officer are also officers of Blue Mountain Technologies Inc. (BMT). BMT purchases and resells products manufactured or sold by us. Annual sales of our existing products to BMT represent approximately 7% of our total sales on a recurring basis.


                          DESCRIPTION OF SECURITIES

Our Articles of Incorporation authorize the issuance of up to 120,000,000 shares consisting of 100,000,000 shares of Common Stock, having a par value of $.001 per share and 20,000,000 shares of preferred stock, having a par value of $.001 per share.

Common Stock

Each share of common stock has the same rights, privileges and preferences. Holders of the shares of common stock have no preemptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us. As at August 20, 2001, there were 13,500,000 shares of common stock issued and outstanding held by 46 shareholders.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes.
In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, the holders of the outstanding shares of our common stock are entitled to receive a pro rata share of our net assets as are distributable after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of preferred stock, having a par value of $.001 per share. The preferred stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of the Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly un-issued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding. As at September 30, 2001, we had not issued any preferred stock.

Provisions Related to a Change in Control

In the event that there are three or more directors, the directors will be divided into three different classes. Each director will serve for a term ending on the date of the third annual general meeting following the annual general meeting at which the director was elected, provided that each initial director in the first class holds office until the first annual meeting of the shareholders; each initial director in the second class holds office until the second annual meeting of the shareholders; and each initial director in the third class holds office until the third annual meeting of the shareholders. At least one-third of the directors must be elected annually.

Our charter documents also allow our Board of Directors to issue preferred stock, which may have rights and preferences that are superior to those of our common stock, thereby deterring a potential acquiror. Our Board of Directors is authorized, subject to any limitations prescribed by Nevada law, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase or decrease the number of shares of any such series without further vote or action by the stockholders. The
Board of Directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock. Although we have no current plans to issue preferred stock, the future issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a controlling interest in us.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company at 5844 S. Pecos Road, Ste. D, Las Vegas, Nevada, 89129, telephone: (702) 362-3033.

                                    EXPERTS

The financial statements of Viscount Communication & Control Systems Inc. as at December 31, 2000 and for each of the years in the two year period ended December 31, 2000 have been included herein and in the registration statement, in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

Neither KPMG LLP, independent auditors nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of our common stock.


                       CHANGES IN CERTIFYING ACCOUNTANTS

There have not been any changes in certifying accountants.

                         FINANCIAL STATEMENTS INDEX


                                                                        Page No.
                                                                        -------
   Financial Statements of Viscount Communication and Control Systems Inc. for the six months ended
   June 30, 2001and 2000 (unaudited) and the
   Years ended December 31, 2000 and 1999

         Auditor's Report                                                  F-2

         Balance Sheets                                                    F-3

         Statements of Operations and Retained Earnings                    F-4

         Statements of Cash Flows                                          F-5

         Notes to Financial Statements                                     F-6

Page F-1





          Financial Statements
          (Expressed in Canadian dollars)

          VISCOUNT COMMUNICATION & CONTROL
          SYSTEMS INC.

          Six months ended June 30, 2001 and 2000 (unaudited)
          Years ended December 31, 2000 and 1999

Page F-2


AUDITORS' REPORT

To the Board of Directors
Viscount Communication & Control Systems Inc.

We have audited the accompanying balance sheet of Viscount Communication & Control Systems Inc. as of December 31, 2000, and the related statements of operations and retained earnings and cash flows for each of the years in the two year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viscount Communication & Control Systems Inc. as of December 31, 2000, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2000 in conformity with accounting principles generally accepted United States of America.



(signed) KPMG LLP
Chartered Accountants

Vancouver, Canada
June 29, 2001

Page F-3

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Balance Sheets
(Expressed in Canadian dollars)
================================================================================
                                                         June 30,   December 31,
                                                             2001           2000
--------------------------------------------------------------------------------
                                                      (unaudited)

Assets

Current assets:
   Cash and cash equivalents                        $     32,694   $     72,900
   Trade accounts receivable, less allowance
     for doubtful accounts of $44,032 at
     June 30, 2001 and $48,032 at December
     31, 2000                                            723,904        828,348
   Due from related party (note 2)                       276,675        194,642
   Leases receivable (note 3)                             83,343         48,297
   Inventory (note 4)                                    544,536        534,592
   Prepaid expenses                                        5,004          6,491
   Income taxes recoverable (note 11(a))                  51,356         61,838
   -----------------------------------------------------------------------------
                                                       1,717,512      1,747,108

Equipment (note 5)                                        78,051         87,934
--------------------------------------------------------------------------------

                                                    $  1,795,563   $  1,835,042
================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
   Bank indebtedness (note 6)                       $    323,250   $    358,988
   Accounts payable and accrued liabilities              429,345        468,299
   Note payable (note 7)                                  20,000         25,000
   Deferred income taxes (note 11)                        18,106         18,106
   Current portion of long-term debt (note 9)             40,002         80,001
   -----------------------------------------------------------------------------
                                                         830,703        950,394

Due to shareholders (note 8)                             513,402        513,402
--------------------------------------------------------------------------------
                                                       1,344,105      1,463,796

Stockholders' equity:
   Capital stock (note 17):
   Authorized:
     120,000,000 common stock having par value of
      U.S. $0.001 per share
     20,000,000 preferred stock having a par value
      of U.S. $0.001 per share
      par value
   Issued and outstanding:
     10,000,000 common                                       100            100
   Retained earnings                                     451,358        371,146
   -----------------------------------------------------------------------------
                                                         451,458        371,246
--------------------------------------------------------------------------------

                                                    $  1,795,563   $  1,835,042
================================================================================

Commitments (note 14)


See accompanying notes to financial statements.

Page F-4

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Statements of Operations and Retained Earnings
(Expressed in Canadian dollars)
================================================================================

                                                   Six months ended                         Years ended
                                                         June 30,                           December 31,
                                             ------------------------------        ------------------------------
                                                    2001           2000                  2000           1999
-----------------------------------------------------------------------------------------------------------------
                                                        (unaudited)
Sales                                        $  1,682,843    $  1,812,140          $  3,579,781    $  3,576,600
Cost of goods sold (exclusive of
  depreciation shown separately below)            725,375         903,141             1,875,464       1,931,714
-----------------------------------------------------------------------------------------------------------------

Gross profit                                      957,468         908,999             1,704,317       1,644,886

Selling, general and administrative expenses      769,329         834,167             1,392,019       1,262,308
Research and development expenses (note 10)        74,244          43,871               268,691         120,229
Depreciation                                        9,884           9,733                20,903          10,353
-----------------------------------------------------------------------------------------------------------------
                                                  853,457         887,771             1,681,613       1,392,890
-----------------------------------------------------------------------------------------------------------------
                                                  104,011          21,228                22,704         251,996

Other income (expense):
   Other income                                    21,892           5,712                 6,459           7,203
   Interest and bank charges                      (18,253)        (16,336)              (53,111)        (15,228)
   Interest on long-term debt                      (2,621)         (6,059)              (10,792)        (28,763)
   --------------------------------------------------------------------------------------------------------------
                                                    1,018         (16,683)              (57,444)        (36,788)
-----------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                 105,029           4,545               (34,740)        215,208

Income taxes (note 11):
   Current                                         24,817           8,566                39,454          51,949
   Deferred                                          -              6,875                13,750           4,356
   --------------------------------------------------------------------------------------------------------------
                                                   24,817          15,441                53,204          56,305
-----------------------------------------------------------------------------------------------------------------

Net income (loss)                                  80,212         (10,896)              (87,944)        158,903

Retained earnings, beginning of period            371,146         459,090               459,090         300,187

Retained earnings, end of period             $    451,358    $    448,194          $    371,146    $    459,090
=================================================================================================================

Net income (loss)
  per share (note 17)                        $       0.01    $       0.00          $      (0.01)   $       0.02
=================================================================================================================

See accompanying notes to financial statements.

Page F-5

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Statements of Cash Flows
(Expressed in Canadian dollars)
================================================================================

                                                   Six months ended                         Years ended
                                                         June 30,                           December 31,
                                             ------------------------------        ------------------------------
                                                    2001           2000                  2000           1999
-----------------------------------------------------------------------------------------------------------------
                                                        (unaudited)
Cash provided by (used in):

Operating activities:
   Net income (loss)                         $     80,212    $    (10,896)         $    (87,944)   $    158,903
   Items not involving cash:
     Depreciation                                   9,884           9,733                20,903          10,353
     Future income taxes                             -              6,875                13,750           4,356
     Other                                           -               -                     -                 25
   Changes in non-cash working
     capital balances (note 13)                   (54,564)        (60,940)               10,406        (180,589)
   --------------------------------------------------------------------------------------------------------------
                                                   35,532         (55,228)              (42,885)         (6,952)

Investing activities:
   Proceeds from sale of equipment                   -               -                     -              6,800
   Purchase of equipment                             -             (7,239)              (39,910)        (46,502)
   --------------------------------------------------------------------------------------------------------------
                                                     -             (7,239)              (39,910)        (39,702)

Financing activities:
   Repayment of long-term debt                    (40,000)        (40,000)              (80,000)           -
   Increase in long-term debt                        -               -                     -            160,001
   Repayment of bank indebtedness                 (35,738)           -                     -           (107,256)
   Increase in bank indebtedness                     -             74,534               193,416            -
   Shareholders' advances                            -             (1,297)               (6,498)        (65,100)
   --------------------------------------------------------------------------------------------------------------
                                                  (75,738)         33,237               106,918         (12,355)
-----------------------------------------------------------------------------------------------------------------

Decrease (increase) in cash                       (40,206)        (29,230)               24,123         (59,009)

Cash, beginning of period                          72,900          48,777                48,777         107,786
-----------------------------------------------------------------------------------------------------------------

Cash, end of period                          $     32,694    $     19,547          $     72,900    $     48,777
=================================================================================================================

Supplementary information:
   Interest paid                             $     13,642    $     15,732          $     30,047    $     22,650
   Income taxes paid                               14,334          16,002                32,004          16,002
=================================================================================================================


See accompanying notes to financial statements.

Page F-6

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

1.   Significant accounting policies:

     (a)   Basis of presentation:

           The Company is incorporated under the laws of the Province of British Columbia and manufactures and distributes electronic premises access and security equipment. The Company has prepared these financial statements in accordance with United States generally accepted accounting principles. Capital stock has been retroactively restated for the recapitalization described in note 17.

     (b)   Foreign currency translation:

           The functional currency for the Company is the Canadian dollar. Monetary items denominated in foreign currency are translated into Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenues and expenses are translated at an average exchange rate for the period. Foreign exchange gains and losses are included in operations for the year.

     (c)   Inventory:

           Raw materials and supplies are stated at the lower of cost and replacement cost. Cost is generally determined on the first-in, first-out basis. Work in process and finished goods are stated at the lower of average cost and net realizable value.

     (d)   Equipment:

           Equipment is stated at cost. Depreciation is provided based on the estimated useful lives of the assets as follows:

           =====================================================================
           Asset                                                 Basis      Rate
           ---------------------------------------------------------------------
           Computer equipment                        declining balance       30%
           Office furniture and equipment            declining balance       20%
           Manufacturing equipment                   declining balance       20%
           Leasehold improvements                    straight-line           20%
           =====================================================================

     (e)   Revenue recognition:

           Revenue is recognized when there is persuasive evidence of an arrangement and delivery to the customer has occurred, provided the product does not require significant customization, the fee is fixed and determinable, and collectibility is considered probable. Cash received from customers prior to these criteria being met is recorded as deferred revenue.

     (f)   Government assistance and investment tax credits:

           The Company follows the cost reduction method of accounting for government assistance and investment tax credits ("ITC") whereby the estimated net recoverable amount of the benefit of the tax credits is recognized as a reduction in the cost of the related capital asset or expenditure.

Page F-7

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

1.   Significant accounting policies (continued):

     (g)   Research and development costs:

           Research and development costs are expensed as incurred.

     (h)   Advertising costs

           Advertising costs are expensed as incurred. Advertising costs amounted to $59,970 for the six months ended June 30, 2001 (unaudited), $105,825 for the year ended December 31, 2000, and $70,783 for the year ended December 31, 1999.

     (i)   Deferred income taxes:

           Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not more likely than not that a deferred tax asset will be recovered, a valuation allowance is provided.

     (j)   Use of estimates:

           Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. A significant area of estimate is the amount of recoverable investment tax credits (notes 10 and 11(a)). Actual results could differ from those estimates.

     (k)   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
           Of:

           The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Page F-8

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

1.   Significant accounting policies (continued):

     (l)   Commitments and contingencies:

           Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

     (m)   Unaudited interim financial information:

           The financial information as at June 30, 2001 and for the six month period ended June 30, 2001 and 2002 is unaudited; however, such financial information includes all adjustments, consisting solely of normal recurring adjustments, which, in the opinion of management, are necessary for the fair presentation of the financial information, in accordance with generally accepted accounting principles in the United States.

2.   Due from related party:

     The amounts are due from a company with common ownership.

3.   Leases receivable:

     Leases receivable include amounts due from customers in monthly instalments on five-year leasing contracts expiring in 2003 through 2006. Contracts bear interest at rates ranging from 11% to 31% per annum and are secured by the equipment under lease.

4.   Inventory:

     ===========================================================================
                                                         June 30,   December 31,
                                                             2001           2000
     ---------------------------------------------------------------------------
                                                      (unaudited)

     Raw materials                                  $    385,829   $    368,712
     Work in process                                      85,832         94,181
     Finished goods                                       72,875         71,699
     ---------------------------------------------------------------------------
                                                    $    544,536   $    534,592
     ===========================================================================

5.   Equipment:

     ===========================================================================
                                                      Accumulated      Net book
     June 30, 2001 (unaudited)                 Cost  depreciation         value
     ---------------------------------------------------------------------------

     Computer equipment                 $    52,023   $    16,813   $    35,210
     Office furniture and equipment           2,792         1,288         1,504
     Manufacturing equipment                 24,651        15,488         9,163
     Leasehold improvements                  46,814        14,640        32,174
     ---------------------------------------------------------------------------
                                        $   126,280   $    48,229   $    78,051
     ===========================================================================

Page F-9

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

5.   Equipment (continued):

     ===========================================================================
                                                      Accumulated      Net book
     December 31, 2000                         Cost  depreciation         value
     ---------------------------------------------------------------------------


     Computer equipment                 $    52,022   $    12,748   $    39,274
     Office furniture and equipment           2,792         1,072         1,720
     Manufacturing equipment                 24,651        13,554        11,097
     Leasehold improvements                  46,814        10,971        35,843
     ---------------------------------------------------------------------------
                                        $   126,279   $    38,345   $    87,934
     ===========================================================================

6.   Bank indebtedness:

     Bank indebtedness is drawn under a bank credit facility available for an operating loan to a maximum of $500,000 at prime lending rate plus 1%, repayable on demand. The facility is secured by a general security agreement.

7.   Note payable:

     The note payable bears interest at 8% per annum, is unsecured, and is payable on demand.

8.   Due to shareholders:

     Amounts due to shareholders are non-interest bearing, unsecured and without repayment terms.

9.   Long-term debt:

     ===========================================================================
                                                         June 30,   December 31,
                                                             2001           2000
     ---------------------------------------------------------------------------
                                                      (unaudited)

     Bank loan, with interest at prime
     lending rate plus 1.5%, repayable at
     $6,667 monthly, plus interest and
     secured by a general security agreement        $     40,002   $     80,001
     Current portion                                      40,002         80,001
     ---------------------------------------------------------------------------
                                                    $       -      $       -
     ===========================================================================

10.  Research and development:

     Research and development expenditures are recorded net of investment tax credits recognized totaling nil for the six months ended June 30, 2001, $65,477 for the year ended December 31, 2000, and $43,853 for the year ended December 31, 1999.

Page F-10

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

11.  Income taxes:

     (a)   Income taxes recoverable:

           Income taxes recoverable include federal and provincial income taxes, offset by claims for investment tax credits based on qualifying research and development activity as follows:

           =====================================================================
                                          June 30,   December 31,   December 31,
                                              2001           2000           1999
           ---------------------------------------------------------------------
                                       (unaudited)

           Federal and provincial
             income taxes             $   (57,974)   $   (47,492)   $   (50,740)
           Investment tax credits
             recognized                   109,330        109,330         76,145
           ---------------------------------------------------------------------
                                      $    51,356    $    61,838    $    25,405
           =====================================================================

           Investment tax credits claimed are subject to finalization of the review and approval by Canada Customs and Revenue Agency.

     (b) Temporary differences that give rise to the following deferred tax assets and liabilities are as follows:

           =====================================================================
                                                         June 30,   December 31,
                                                             2001           2000
           ---------------------------------------------------------------------
                                                      (unaudited)

           Deferred income tax assets:
             Equipment                               $     1,378    $     1,378
             Warranty provision                            5,790          5,790
             -------------------------------------------------------------------
             Gross deferred tax assets                     7,168          7,168

           Valuation allowance                              -              -
           ---------------------------------------------------------------------
           Net deferred income tax assets                  7,168          7,168

           Deferred income tax liabilities:
             Investment tax credits                      (25,274)       (25,274)
           ---------------------------------------------------------------------
                                                     $   (18,106)   $   (18,106)
           =====================================================================

     (c) Differences between the effective tax rate reflected in the provision for income taxes and the Canadian combined statutory income tax rate of 38.6% applicable to manufacturing companies can be attributed to a reduced rate of taxation on the first $200,000 of operating income earned by Canadian controlled private corporations (December 31, 1999), a reassessment of 1998 income taxes which was accounted for prospectively (December 31, 2000), and the existence of certain expenditures which are not deductible for tax purposes (December 31, 2000 and 1999).

Page F-11

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

12.  Financial instruments:

     The Company's financial instruments consist of accounts receivable, bank indebtedness, accounts payable, amounts due to/from related parties and long-term debt. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency, business concentration or credit risks arising from these financial instruments. At December 31, 2000, the largest individual amount receivable was 11% of the total balance. The fair values of these financial instruments approximate their carrying values.

13.  Changes in non-cash working capital:

     ===========================================================================
                                 June 30,   June 30,  December 31,  December 31,
                                     2001       2000          2000          1999
     ---------------------------------------------------------------------------
                              (unaudited) (unaudited)

     Accounts receivable      $   34,481  $ (148,684)   $    4,770   $   38,084
     Due from related party      (47,116)      3,896       (46,004)      12,863
     Inventory                    (9,946)     18,122       (46,892)      (4,702)
     Prepaid expenses              1,487      (6,649)       17,964       (3,730)
     Income taxes recoverable    177,838      (4,766)      (36,433)     (25,403)
     Accounts payable and
       accrued liabilities      (206,308)     82,141       127,001     (232,701)
     Note payable                 (5,000)     (5,000)      (10,000)      35,000
     ---------------------------------------------------------------------------
                              $  (54,564) $  (60,940)   $   10,406   $ (180,589)
     ===========================================================================

14.  Commitments:

     The Company is committed to minimum annual payments on its premises and automobile leases as follows:

     ===========================================================================
     Period ending December 31:

     2002                                                           $   136,177
     2003                                                               126,375
     2004                                                                83,172
     ===========================================================================

     Rent expense for the six months ended June 30, 2001 was $37,876 (2000 - $36,371) and for the year ended December 31, 2000 was $73,996 (1999 - $101,856).

Page F-12

VISCOUNT COMMUNICATION & CONTROL SYSTEMS INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2001 and 2000 (unaudited)
Years ended December 31, 2000 and 1999

================================================================================

15.  Segmented information:

     (a) Management has determined that the Company operates in one dominant industry segment, which involves the manufacture and distribution of electronic premises access equipment.

              Of the total revenues for the period ended June 30, 2001 $796,128 (June 30, 2000 : $805,337) was derived from US customers and $886,715 (June 30, 2000 : $1,006,803) from Canadian customers. For the year ended December 31, 2000, $1,700,652 was derived from US customers and $1,879,129 from Canadian customers. Substantially all of the Company's operations, assets and employees are located in Canada.

     (b)   Major customers:

           For the period ended June 30, 2001 and the year ended December 31, 2000, no customer represented more than 10% total revenues. For the year ended December 31, 1999, one customer represented approximately 12% of total revenues.

16.  Related party transactions:

     During the year six month period ended June 30, 2001, the Company sold product for $110,698 (unaudited) (December 31, 2000 - $259,317; December 31, 1999 - $430,147) to an affiliated company with common ownership.

     These transactions were recorded at the agreed exchange amount between the related parties.

17.  Subsequent event:

     On July 27, 2001, the Company became a wholly-owned subsidiary of OMW 4 Corp. ("OMW 4"). As the former shareholders of Viscount obtained control over OMW 4 through the exchange of their shares for shares of OMW 4, accounting principles applicable to a recapitalization will apply. Such principles effectively reflect the identification of the Company as the issuer of shares for consideration equal to the monetary assets of OMW 4. OMW 4 was incorporated on May 4, 2001 and had not commenced active business operations until July 20, 2001. At June 30, 2001, OMW 4 had total net assets of $34,270, all of which been current monetary assets.

     The Company and OMW4 were amalgamated on July 27, 2001 and the amalgamated entity was renamed Viscount Systems Inc.

     Capital stock on the balance sheet has been retroactively restated to reflect the authorized and issued common shares related to the Company's shareholders after the recapitalization effectively as if the recapitalization resulted in a stock split of the Company's capital. The net income (loss) per share amounts have been calculated using a weighted average number of 10,000,000 shares outstanding; being the number of common shares issued on the recapitalization consistent with the balance sheet presentation.

                           [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS

                              VISCOUNT SYSTEMS INC.
                                3,500,000 SHARES
                                  COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Issuer have not changed since the date hereof.

Until _______________ (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                  THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2002

                                PART II


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our Articles of Incorporation provide that we will indemnify our directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. We will advance expenses for such persons pursuant to the terms set forth in the By-laws, or in a separate Board resolution or contract.

Our By-laws provide that our officers and directors shall be indemnified and held harmless against all losses, claims, damages, liabilities, expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer, or he or she was serving at our request as a director, officer, partner, trustee, employee or agent.

Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall enure to the benefit of the indemnitee's heirs, executors and administrators.


              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:


                                            Amount
                                            (US$)
                                           -------
           Item
           ----

           SEC Registration Fee                568
           EDGAR Filing Expenses             2,500
           Transfer Agent Fees               1,500
           Legal Fees                       70,000

           Accounting Fees                  25,000
           Printing Costs                    2,000
           Miscellaneous                     3,000
                                          --------

           Total                          $103,568


                 RECENT SALE OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On June 8, 2001, we issued 3,300,000 common shares to six accredited investors under Rule 506 of Regulation D at a price of US$0.01 per share for total proceeds to the Company of US$33,000. The price per share was determined by management based on the stage of development of the company, and the fact that there were no significant operations or assets in the company. The shares are restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On July 27, 2001, we issued 10,000,000 common shares to seven shareholders of Viscount Communication pursuant to a Stock Acquisition Agreement dated July 18, 2001, whereby we acquired all of the issued and outstanding share capital of Viscount Communication. The shares were issued pursuant to the exemption from registration under Regulation S and sections 3(b) and 4(2) under the '33 Act, due to the foreign residency of the purchasers. As such the shares are restricted in accordance with Rule 144 under the '33 Act.

On August 20, 2001, we issued 200,000 common shares were issued to accredited investors pursuant to Rule 506 of Regulation D and to foreign residents pursuant to Regulation S, at a price of US$0.35 per share for total proceeds to the Company of US$70,000. A total of 36 investors participated in this offering.
The price per share was determined by management based on the stage of development of the company, the acquisition of Viscount Communications and Control Systems Inc. having completed and that the fact that the shares are restricted pursuant to Rule 144 under the '33 Act.


                                   EXHIBITS

The following Exhibits are attached to this registration statement.

3.1     Articles of Incorporation
3.2     Bylaws
5.1     Opinion of Ogden Murphy Wallace P.L.L.C.
10.1    Stock Acquisition Agreement with OMW 4 Corp., dated July 18, 2001
10.2    Employment Agreement with Stephen Pineau
10.3    Employment Agreement with Greg Chen
21.1    Subsidiaries of the registrant
23.1    Consent of KPMG P.S.
23.2    Consent of Counsel (see Exhibit 5.1)
24.1    Power of Attorney (included on signature page)

                                UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

      (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 24, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES
                                     ----------


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Vancouver, Province of British Columbia, on the 6th day of February, 2002.


VISCOUNT SYSTEMS, INC.
----------------------
(Registrant)

                                      By:   /s/ Stephen Pineau
                                          ------------------------
                                          Stephen Pineau
                                          President and Chief Executive Officer



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Pineau, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Viscount Systems, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                  Title                             Date
---------                  -----                             ----


/s/ Stephen Pineau        President, Secretary and           February 6, 2002
--------------------
                          Chief Executive Officer


/s/ Greg Shen              Chairman of the Board             February 6, 2002
--------------------


/s/ Les Fong               Principal Accounting Officer      February 6, 2002
--------------------

                               EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

3.1            Articles of Incorporation

3.2            Bylaws

5.1            Opinion of Ogden Murphy Wallace P.L.L.C.

10.1           Stock Acquisition Agreement with OMW 4 Corp., dated July 18, 2001

10.2           Employment Agreement with Stephen Pineau

10.3           Employment Agreement with Greg Chen

21.1           Subsidiaries of the registrant

21.2           Consent of KPMG P.S.

23.3           Consent of Counsel (see Exhibit 5.1)

24.1           Power of Attorney (included on signature page)

Exhibit 3.1
Page 1

                                   Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                   OMW 4 CORP.

      The undersigned, for the purpose of forming a corporation in the State of Nevada, hereby adopts the following Articles of Incorporation.

                                   ARTICLE I

      The name of the corporation is "OMW 4 Corp."

                                   ARTICLE II

      2.1.   Authorized Capital

      The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

      2.2.   Issuance of Preferred Stock by Class and in Series

      The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly

Articles of Incorporation
OMW 4 Corp.

unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                                    ARTICLE III

      The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the law of the state of Nevada (hereinafter, "applicable corporate law") and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

                                    ARTICLE IV

      Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                    ARTICLE V

      The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                    ARTICLE VI

      6.1.   Number of Directors

      The Board of Directors shall be composed of not less than one nor more than six Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of

Articles of Incorporation
OMW 4 Corp.

Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

      6.2.   Classification of Directors

      The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

      6.3.   Removal of Directors

      The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

Articles of Incorporation
OMW 4 Corp.

      6.4.   Vacancies on Board of Directors

      If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

      6.5.   Initial Board of Directors

      The initial Board of Directors shall consist of One Director, who shall be in the first class of Directors, and the name and address of the person who shall serve as such Director until the first annual meeting of shareholders or until successors are elected and qualified is:

             Darryl Cardey
             Ste. 410, 325 Howe St.
             Vancouver, British Columbia V6C 1Z7 CANADA

                                 ARTICLE VII

      This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                 ARTICLE VIII

      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

Articles of Incorporation
OMW 4 Corp.

                                   ARTICLE IX

     9.1.   Shareholder Actions

      Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      9.2.   Number of Votes Necessary to Approve Actions

      Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

      9.3.   Special Meetings of Shareholders

      So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

      9.4.   Quorum for Meetings of Shareholders.

      Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote

Articles of Incorporation
OMW 4 Corp.

and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                  ARTICLE X

      To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                ARTICLE XI

      11.1.   Indemnification.

      The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

      11.2.   Authorization.

      The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such

Articles of Incorporation
OMW 4 Corp.

Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

      11.3.   Insurance.

      The corporation shall have the power, exercised by authority of the Board of Directors, to purchase and maintain insurance on behalf of any person to whom indemnity is provided under and through this Article XI to the full extent permitted by applicable corporate law now or hereafter in force.

      11.4.   Effect of Amendment.

      No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                     ARTICLE XII

      The name and address of the incorporator is:

              Carrie A. Montgomery
              Ogden Murphy Wallace, P.L.L.C.
              1601 Fifth Avenue, Suite 2100
              Seattle, Washington 98101

The incorporator's authority on behalf of this corporation is limited to forming it by the filing of these Articles of Incorporation, and the incorporator has no further power or authority on behalf of the corporation, express or implied, by virtue of being the incorporator.

                                      ARTICLE XIII

      The street address of the initial resident office of the corporation is 50 West Liberty Street, Suite 880, Reno, Nevada 89501. The name of its initial resident agent who will serve as agent for service of process at that address is The Nevada Agency and Trust Company.

Articles of Incorporation
OMW 4 Corp.

                                      ARTICLE XIV

      These Articles of Incorporation shall become effective upon filing.

      IN WITNESS WHEREOF, the incorporator has signed these Articles of Incorporation this 24th day of May, 2001.


                               /s/ Carrie A. Montgomery
                              ---------------------------------------
                              Carrie A. Montgomery
                              Ogden Murphy Wallace, P.L.L.C.
                              1601 Fifth Ave., Suite 2100
                              Seattle, WA 98101-1686

Articles of Incorporation
OMW 4 Corp.

                        CONSENT TO APPOINTMENT AS RESIDENT AGENT

      The undersigned, having been appointed as resident agent of OMW 4 Corp., does hereby consent to such appointment and agrees to serve as resident agent for the corporation. The street address of the undersigned is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

       DATED this 24th day of May, 2001.

                              The Nevada Agency & Trust Company

                              /s/ Amanda Cardinalli

                              By:  Amanda Cardinalli
                                 ------------------------------------
                              Its: Vice President
                                 ------------------------------------
                              FOR THE NEVADA AGENCY AND TRUST COMPANY

Articles of Incorporation
OMW 4 Corp.

                            CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                        OF

                                    OMW 4 CORP.


      Pursuant to authority granted by Nevada Revised Statutes paragraph 78.390, the undersigned President and Secretary of OMW 4 CORP. (the "Corporation"), for the purpose of amending and restating the Corporation's Articles of Incorporation, hereby makes, files and records this Certificate of Amendment and certifies:

      That the Board of Directors of the Company adopted by a consent in lieu of meeting of directors, executed on August 10, 2001, a resolution approving and recommending amendment of the Corporation's Articles of Incorporation as follows:

                                     ARTICLE I

      The name of the corporation is "Viscount Systems, Inc."; and

      That the amendment set forth above was approved by a consent in lieu of meeting of shareholders executed on August 13, 2001, by shareholders holding or controlling by proxy 7,300,000 shares of stock which constitutes 54.9% of the Corporation's issued and outstanding shares.


                                 /s/ Stephen Pineau
                                 ------------------------------------
                                 Stephen Pineau, President

                                 /s/ Stephen Pineau
                                 ------------------------------------
                                 Stephen Pineau, Secretary


Province of British Columbia   )
In the City of Vancouver       ) ss.
                               )

      On August 22, 2001, personally appeared before me, a Notary Public,

Stephen Pineau who acknowledged that they executed the above instrument.

                                 /s/ Joseph Y. Ho
                                 ------------------------------------
                                 Signature of Notary

EXHIBIT 3.2
Page I

                                  EXHIBIT 3.2

                                     BYLAWS
                                       OF
                                   OMW 4 CORP.

Table of Contents
-----------------

SECTION 1 - OFFICES                                                            1

SECTION 2 - SHAREHOLDERS                                                       1
    2.1   Annual Meeting                                                       1
    2.2   Special Meetings                                                     1
    2.3   Meetings by Communications Equipment                                 1
    2.4   Date, Time and Place of Meetings                                     1
    2.5   Notice of Meeting                                                    1
    2.6   Waiver of Notice                                                     2
    2.7   Fixing of Record Date for Determining Shareholders                   2
    2.8   Voting Record                                                        3
    2.9   Quorum                                                               3
    2.10  Manner of Acting                                                     3
    2.11  Proxies                                                              3
    2.12  Voting Shares                                                        4
    2.13  Voting for Directors                                                 4
    2.14  Action by Shareholders Without a Meeting                             4

SECTION 3 - BOARD OF DIRECTORS                                                 5
    3.1   General Powers                                                       5
    3.2   Number, Classification and Tenure                                    5
    3.3   Annual and Regular Meetings                                          5
    3.4   Special Meetings                                                     5
    3.5   Meetings by Communications Equipment                                 6
    3.6   Notice of Special Meetings                                           6
          3.6.1   Personal Delivery                                            6
          3.6.2   Delivery by Mail                                             6
          3.6.3   Delivery by Private Carrier                                  6
          3.6.4   Facsimile Notice                                             6
          3.6.5   Delivery by Telegraph                                        6
          3.6.6   Oral Notice                                                  7
    3.7   Waiver of Notice                                                     7
          3.7.1   In Writing                                                   7
          3.7.2   By Attendance                                                7
    3.8   Quorum                                                               7

Page ii

    3.9   Manner of Acting                                                     7
    3.10  Presumption of Assent                                                8
    3.11  Action by Board or Committees Without a Meeting                      8
    3.12  Resignation                                                          8
    3.13  Removal                                                              8
    3.14  Vacancies                                                            9
    3.15  Executive and Other Committees                                       9
          3.15.1  Creation of Committees                                       9
          3.15.2  Authority of Committees                                      9
          3.15.3  Minutes of Meetings                                          9
          3.15.4  Removal                                                      9
    3.16  Compensation                                                        10

SECTION 4 - OFFICERS                                                          10
    4.1   Appointment and Term                                                10
    4.2   Resignation                                                         10
    4.3   Removal                                                             10
    4.4   Contract Rights of Officers                                         10
    4.5   Chairman of the Board                                               10
    4.6   Chief Executive Officer                                             11
    4.7   President                                                           11
    4.8   Vice President                                                      11
    4.9   Secretary                                                           11
    4.10  Treasurer                                                           11
    4.11  Salaries                                                            12

SECTION 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS                             12
    5.1   Contracts                                                           12
    5.2   Loans to the Corporation                                            12
    5.3   Checks, Drafts, Etc.                                                12
    5.4   Deposits                                                            12

SECTION 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER                        12
    6.1   Issuance of Shares                                                  12
    6.2   Certificates for Shares                                             13
    6.3   Stock Records                                                       13
    6.4   Restriction on Transfer                                             13
    6.5   Transfer of Shares                                                  14
    6.6   Lost or Destroyed Certificates                                      14

SECTION 7 - BOOKS AND RECORDS                                                 14

SECTION 8 - ACCOUNTING YEAR                                                   15

SECTION 9 - SEAL                                                              15

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SECTION 10 - INDEMNIFICATION                                                  15
    10.1  Right to Indemnification                                            15
    10.2  Restrictions on Indemnification                                     16
    10.3  Advancement of Expenses                                             16
    10.4  Right of Indemnitee to Bring Suit                                   16
    10.5  Nonexclusivity of Rights                                            16
    10.6  Insurance, Contracts and Funding                                    17
    10.7  Identification of Employees and Agents of the Corporation           17
    10.8  Persons Serving Other Entities                                      17

SECTION 11 - LIMITATION OF LIABILITY                                          17

SECTION 12 - AMENDMENTS                                                       18


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                                    SECTION 1. OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

                                  SECTION 2. SHAREHOLDERS

2.1   Annual Meeting

      The annual meeting of the stockholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, such date and time to be determined by the Board.

2.2   Special Meetings

      Special meetings of the stockholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

2.3   Meetings by Communications Equipment

      Stockholders may participate in any meeting of the stockholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4   Date, Time and Place of Meeting

      Except as otherwise provided in these Bylaws, all meetings of stockholders, including those held pursuant to demand by stockholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5   Notice of Meeting

      Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each stockholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting. If an annual or special stockholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to stockholders entitled to notice of or to vote as of the new record date.

      Such notice may be transmitted by mail or personal delivery. Written notice may also be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the stockholder at such stockholder's address as it appears in the corporation's current record of stockholders. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6   Waiver of Notice

      Whenever any notice is required to be given by an stockholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy, unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7   Fixing of Record Date for Determining Stockholders

      For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend, or (c) in order to make a determination of stockholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to stockholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of stockholders entitled to receive payment of any stock, dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.


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Page 3

2.8   Voting Record

      At least 10 days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each stockholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any stockholder or any stockholder's agent or attorney.

2.9   Quorum

      Except with respect to any greater requirement contained in the Articles of Incorporation or the Nevada Private Corporations Law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Nevada Private Corporations Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10  Manner of Acting

      If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Nevada Private Corporations Law requires a greater number of affirmative votes. Whenever the Nevada Private Corporations Law permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.

2.11  Proxies

      As stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12  Voting Shares

      Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of stockholders shall be entitled to one vote upon such matter.

2.13  Voting for Directors

      Each stockholder entitled to vote in an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote. Stockholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14  Action by Stockholders Without a Meeting

      Any action that may be or is required to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents describing the action taken shall be signed by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the corporation. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the stockholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting stockholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

                          SECTION 3. BOARD OF DIRECTORS

3.1   General Powers

      All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.2   Number, Classification and Tenure

      The Board of Directors shall be composed of not less than one nor more than six Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided by the Articles of Incorporation, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors. Directors need not be stockholders of the corporation or residents of the state of Nevada, and need not meet any other qualifications.

3.3   Annual and Regular Meetings

      An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4   Special Meetings

      Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5   Meetings by Communications Equipment

      Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6   Notice of Special Meetings

      Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

      3.6.1   Personal Delivery

      If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

      3.6.2   Delivery by Mail

      If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

      3.6.3   Delivery by Private Carrier

      If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

      3.6.4   Facsimile Notice

      If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

      3.6.5   Delivery by Telegraph

      If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

      3.6.6   Oral Notice

      If notice is delivered by orally, by telephone or in person, the notice shall be personally given to the Director at least two days before the meeting.

3.7   Waiver of Notice

      3.7.1   In Writing

      Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

      3.7.2   By Attendance

      A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8   Quorum

      A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9   Manner of Acting

      If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.10  Presumption of Assent

      A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11  Action by Board or Committees Without a Meeting

      Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12  Resignation

      Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13  Removal

      At a meeting of stockholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permits removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.14  Vacancies

      If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the stockholders.

3.15  Executive and Other Committees

      3.15.1  Creation of Committees

      The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, and the Board may designate one or more Directors as alternate members who may replace any absent or disqualified member at any committee meeting, with all such members and alternate members to serve at the pleasure of the Board.

      3.15.2  Authority of Committees

      Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Articles of Incorporation or the Nevada Private Corporations Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

      3.15.3  Minutes of Meetings

      All committees shall keep regular minutes of their meetings and shall cause them to be recorded n books kept for that purpose.

      3.15.4  Removal

      The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.


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3.16  Compensation

      By Board resolution, Directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

                                SECTION 4. OFFICERS

4.1   Appointment and Term

      The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2   Resignation

      Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3   Removal

      Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

4.4   Contract Rights of Officers

      The appointment of an officer does not itself create contract rights.

4.5   Chairman of the Board

      If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over

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Page 11

meetings of the Board and stockholders unless another officer is appointed or designated by the Board or Chairman of such meetings.

4.6   Chief Executive Officer

      The Chief Executive Officer shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.7   President

      The President shall act under the direction of the Chief Executive Officer and shall perform such other duties incident to the office of President as from time to time may be assigned to the President by the Chief Executive Officer or by or at the direction of the Board. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and stockholders and for authentication of the records of the corporation.

4.8   Vice President

      In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.9   Secretary

      If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and stockholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10  Treasurer

      If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11  Salaries

      The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1   Contracts

      The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2   Loans to the Corporation

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3   Checks, Drafts, Etc.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4   Deposits

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may authorize.

             SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1   Issuance of Shares

      No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2   Certificates for Shares

      Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3   Stock Records

      The stock transfer books shall be kept at the principal office at the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4   Restriction on Transfer

      Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.5   Transfer of Shares

      The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6   Lost or Destroyed Certificates

      In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

                            SECTION 7. BOOKS AND RECORDS

      The corporation shall:

      (a) Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

      (b)  Maintain appropriate accounting records.

      (c) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

      (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

      (e)  Keep a copy of the following records at its principal office:

           1. the Articles of Incorporation and all amendments thereto as currently in effect;

           2.   these Bylaws and all amendments thereto as currently in effect;

           3. the minutes of all meetings of stockholders and records of all action taken by stockholders without a meeting, for the past three years;

           4.   the corporation's financial statements for the past three years;

           5. all written communications to stockholders generally within the past three years;

           6. a list of the names and business addresses of the current Directors and officers; and

           7. the most recent annual report delivered to the Nevada Secretary of State.

                                 SECTION 8. ACCOUNTING YEAR

      The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                        SECTION 9. SEAL

      The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

                                  SECTION 10. INDEMNIFICATION

10.1  Right to Indemnification

      Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2  Restrictions on Indemnification

      No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee (a) if the indemnitee did not (i) act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, have reasonable cause to believe the indemnitee's conduct was unlawful or (b) if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section
78.7502 or any successor provision of the Nevada Private Corporations Law is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3  Advancement of Expenses

      The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4  Right of Indemnitee to Bring Suit

      If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5  Nonexclusivity of Rights

      The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or stockholders, contract or otherwise.

10.6  Insurance, Contracts and Funding

      The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Nevada Private Corporations Law or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.7  Indemnification of Employees and Agents of the Corporation

      In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Nevada Private Corporations Law; or (c) as are otherwise consistent with law.

10.8  Persons Serving Other Entities

      Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

                       SECTION 11. LIMITATION OF LIABILITY

      To the full extent that the Nevada Private Corporations Law, as they exist on the date hereof or may hereafter be amended, permit the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Company shall not be liable to the Company or its stockholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

                                SECTION 12. AMENDMENTS

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the stockholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The stockholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the stockholders.

      The foregoing Bylaws were adopted by the Board on June 3, 2001.



                               /s/ Darryl Cardey
                              -----------------------------------------
                              Darryl Cardey, Secretary

Exhibit 5.1

                                   Exhibit 5.1

                                                              James L. Vandeberg
                                                           jvandeberg@omwlaw.com
_____________, 2001


Viscount Systems, Inc.
4585 Tillicum Street
Burnaby, British Columbia
Canada V5J 3J9

Re:   Viscount Systems, Inc. Registration Statement on Form SB-2

Gentlemen:

We have acted as special U.S. securities counsel for Viscount Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 3,500,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

OGDEN MURPHY WALLACE, P.L.L.C.



James L. Vandeberg

JLV/

Exhibit 10.1
Page 1 of 24

                                  EXHIBIT 10.1


                           STOCK ACQUISITION AGREEMENT


THIS AGREEMENT made as of the 18th day of July, 2001

     AMONG:   OMW 4 Corp.                                   ("OMW")
              a Nevada corporation

     AND:     VISCOUNT COMMUNICATION AND                    ("Viscount")
              CONTROL SYSTEMS INC.
              a British Columbia corporation

     AND:     Greg Shen, Steve Leach, Chin Kong Pai,
              Chi Hua Liu, Cho Kun Ko, Steve Pineau

              (the "Viscount Shareholders")

              (all collectively referred to as "the Parties")

WITNESSES THAT WHEREAS:

A. Viscount is engaged in the business of manufacturing and distributing electronic premises access and security equipment.

B. The Viscount Shareholders are the owners, of record and beneficially, of all the issued and outstanding capital stock and ownership interests of Viscount (the "Viscount Shares").

C. Subject only to the limitations and exclusions contained in this stock acquisition agreement (the "Agreement") and on the terms and conditions set forth below, Viscount and the Viscount Shareholders desire to sell and OMW desires to purchase all of the Viscount Shares, in exchange for shares in the common stock of OMW.

NOW THEREFORE, in consideration of the respective covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.0   RECITALS.  The above recitals are incorporated into and shall form part
      --------
      of this Agreement.

2.0   DEFINITIONS
      -----------

2.1 "Agreement" means this Stock Acquisition Agreement and all of its attached exhibits and schedules; "hereof," "hereto," and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section or paragraph; "Section," "paragraph" or "clause" means and refers to the specified article, section, paragraph or clause of this Agreement;

2.2 "Acquired Assets" means all right title and interest of Viscount in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired primarily relating to or used or held for use in connection with the business of Viscount;

2.3 "Assumed Liabilities" means any and all liabilities, obligations and commitments relating exclusively to the Business or the Acquired Assets;

2.4 "Best of Viscount's Knowledge" shall mean the knowledge of the members and officers of Viscount, after reasonable inquiry;

2.5 "Business" means the business of manufacturing and distributing electronic premises access and security equipment and all other business presently and heretofore carried on by Viscount at any location, worldwide, whether duly acquired by Viscount or intended to be acquired, relating generally to Viscount's business plan, to be acquired by OMW pursuant to this Agreement, consisting of the Viscount Shares, the Acquired Assets, and the Assumed Liabilities;

2.6 "Closing" means the completion of the sale and purchase of the Viscount Shares by the transfer and delivery of documents of title and the payment of the purchase price as contemplated in this Agreement;

2.7 "Closing Date" means the 18th day of July, 2001, or such other date as the Parties may agree as to the date upon which the Closing shall take place;

2.8 "Closing Time" means 4:00 p.m. Vancouver time on the Closing Date or such other time on the Closing Date as the Parties may agree;

2.9 "Confidential Information" means any information exchanged by the Parties, including but not limited to trade secrets, know-how, formulas, processes, data, network configuration and rights-of-way, drawings, proprietary information, customer lists, prices, and any non-public information which concerns the business and operations of a party to this Agreement, and shall also include any information exchanged pursuant to this Agreement;

2.10 "GAAP" means generally accepted accounting principles, either in Canada or the United States, as the context requires or as otherwise indicated, consistently applied as in effect from time to time;

2.11 "Intellectual Property" means any and all Canadian, United States and foreign: (a) patents (including design, utility and software patents) and patent applications (including patent disclosures awaiting filing, reissues, divisions, continuations and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, Internet domain names, business and product names, slogans, registrations and applications for registration; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) intellectual property rights similar to any of the foregoing; (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and (g) all computer software (including data and related documentation);

2.12 "Liens" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to those which may arise under any contracts;

2.13  "OMW" has the meaning set forth in the preface above;

2.14 "Organizational Documents" refers to the articles, bylaws, memorandum, certificate of formation or any charter or similar document adopted or filed by the corporation prepared in connection with the creation, formation or organization of a corporation entity;

2.15 "OMW Shares" means 10,000,000 common shares in the capital stock of OMW to be issued to the Viscount Shareholders in full payment and satisfaction of the Purchase Price. The distribution of the OMW Shares shall be pursuant to the distribution set forth on Schedule 2.15;

2.16 "Person" means any natural person, corporation, firm, partnership, association, company, trust, business trust, government, governmental agency or any other entity;

2.17  "Purchase Price" shall have the meaning set forth in Section 4.2 below;

2.18  "SEC" means the United States Securities and Exchange Commission;

2.19 "Securities Act" means collectively the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

2.20 "Tax" means any tax levied by federal, state, local or foreign governments on income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not;

2.21 "Viscount" has the meaning set forth in the preface above, and for the purposes of the representations, warranties, covenants and agreements herein, includes all subsidiaries;

2.22  "Viscount Shares" has the meaning set forth in the recitals above;

2.23  "Viscount Shareholders" has the meaning set forth in the preface above.

3.0   SCHEDULES AND EXHIBITS
      ----------------------

      3.1 The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part of this Agreement:

      Schedule 2.15     -   OMW 4 Corp. Share Distribution
      Schedule 6.4      -   Unaudited Financial Statements of Viscount for the
                            years ended December 31, 2000 and December 31, 1999
      Schedule 6.7      -   Material Outstanding Liabilities of Viscount Since
                            December 31, 2000
      Schedule 6.11     -   Accounts Receivable of Viscount
      Schedule 6.13.1   -   Intellectual Property of Viscount
      Schedule 6.14     -   Leases to which Viscount is a Party

      Schedule 6.16     -   Directors, Officers and Employees of Viscount

4.0   SALE AND PURCHASE
      -----------------

      4.1   Share Acquisition. Subject to and upon the terms and conditions set
            ------------------
forth in this Agreement, on the Closing Date, the Viscount Shareholders will sell to OMW, and OMW will purchase all right, title and interest in and to all classes of shares of Viscount (the "Viscount Shares") then outstanding.

      4.2   Purchase Price. The purchase price payable by OMW to the Viscount
            --------------
Shareholders for the Viscount Shares is $2,000,000 in U.S. currency (the "Purchase Price") payable on the Closing Date by the issuance of 10,000,000 common shares in the capital stock of OMW (the "OMW Shares").

      4.3   Registration for Resale. Upon completion of the sale and transfer of
            -----------------------
the Viscount Shares to OMW, OMW shall also file a Form SB-2 or similar registration statement with the SEC covering the sale of up to 3,500,000 shares in the common stock of OMW held, or to be held by current and future shareholders of OMW.

      4.4   Quotation on OTCBB. Immediately upon the effectiveness of a
            ------------------
registration statement filed with the SEC registering a class of securities of OMW, OMW will apply and take all necessary steps to have trades in its shares cleared for quotation on the NASD Over-the-Counter Bulletin Board.

      4.5   Financing. Upon quotation of the Viscount Shares on the NASD Over-
            ---------
the-Counter Bulletin Board, OMW shall complete a registered public offering of a minimum of 1,500,000 shares and a maximum of 2,500,000 shares of its common stock (the "Public Offering") at an estimated price of USD $0.65 per share for gross proceeds of between USD $1,000,000 and USD $1,625,000 before commissions. Commissions on the Public Offering will be 10% of the gross proceeds. OMW will file a Form SB-2 or similar registration statement with the SEC in order to register the Public Offering for sale to the public.

      4.6   Stock Options. Upon completion of the sale and transfer of the
            -------------
Viscount Shares to OMW, OMW shall implement an industry standard stock option plan and grant options thereunder to purchase up to 1,500,000 shares in the common stock of OMW to employees, consultants, management and directors of Viscount.

      4.7   Closing. The Closing shall take place at the Closing Time at the
            -------
offices of Morton & Company, or at such other time and place as may be agreed to by Viscount and OMW.

      4.8   Further Assurances. Each of the Parties will co-operate with the
            ------------------
other and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

5.0   REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER
      --------------------------------------------------

      5.1   Right to Sell. Each Viscount Shareholder, with respect to the
            -------------
Viscount Shares held by such shareholder, represents and warrants that they are the sole registered and beneficial owner of the Viscount Shares held by them, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever, and no person, firm or corporation other than OMW now or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Viscount Shares held by them or any interest therein.

      5.2   Due Authorization. Each Viscount Shareholder represents and warrants
            -----------------
that such Shareholder is legally competent to enter into this agreement, that each such Shareholder has all necessary power, authority and capacity to enter into this Agreement and to perform the obligations hereunder, that each such Shareholder is entering into this Agreement free of duress or other non-disclosed inducement. Each Viscount Shareholder represents that they have either sought legal counsel for purposes of review and advice concerning this Agreement or have intentionally waived such legal counsel.

      5.3   Valid and Binding Obligation. This Agreement when executed will
            -----------------------------
constitute the legal, valid, and binding obligation of each Viscount Shareholder hereunder, enforceable against each Viscount Shareholder in accordance with its terms.

      5.4   No Violation. Each Viscount Shareholder is not a party to, bound by
            ------------
or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by each such Viscount Shareholder of this Agreement or the performance by each such Viscount Shareholder of any of the terms hereof.

      5.5   Reliance. Each Viscount Shareholder hereby expressly acknowledges
            --------
that OMW is relying upon the covenants, representations and warranties of each Viscount Shareholder contained in this Agreement in connection with the issuance of the Viscount Shares.

      5.6   Litigation and Claims. There is no suit, action, litigation,
            ---------------------
investigation, or administrative, governmental, arbitration or other proceeding, including without limitation appeals and applications for review, in progress, or to the best knowledge and belief of each Viscount Shareholder, pending or threatened against or relating to the Viscount Shareholder, or affecting its respective properties or business, or affecting the right of such Shareholder to enter into this Agreement or perform Shareholder's obligations hereunder.

      5.7   Residency. Each Viscount Shareholder represents and warrants to OMW
            ---------
that they are not a resident of the United States and will not be a resident of the United States at the Time of Closing, and that they were not in the United States at the time this Agreement was signed by such shareholder.

      5.8   U.S. Restrictions on Resale. Each Viscount Shareholder acknowledges
            ---------------------------
and agrees that the OMW Shares must be held indefinitely unless subsequently registered under the U.S. Securities Act of 1933 (the "Securities Act") or unless an exemption from such registration is available. Each Viscount Shareholder is aware that there are restrictions and limitations on the ability to resell the OMW Shares into the United States or to a U.S. person or entity pursuant to the provisions of Regulation S promulgated under the Securities
Act. In addition, each Viscount Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which have the effect of permitting limited resales in the U.S. of the OMW Shares subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of common stock of OMW, the availability of certain current public information about the OMW, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations;

      5.9   Canadian Restrictions on Resale. Each Viscount Shareholder
            -------------------------------
acknowledges and agrees that if they are resident in Canada, the OMW Shares will be subject to restrictions on resale pursuant to Canadian provincial securities laws. In British Columbia the current resale restrictions include that the OMW Shares cannot be resold for a period of twelve (12) months if at the time of resale OMW is reporting in the United States, unless a B.C. trade exemption is found.

      5.10  Share Certificate Legends. It is acknowledged and agreed by the
            -------------------------
Viscount Shareholders that the certificates evidencing the OMW Shares may bear one or more legends in substantially the following form, as well as any other legend required by the laws of any applicable jurisdiction, and that OMW need not record a transfer of the OMW Shares, unless the conditions specified in any applicable legends are satisfied:

      THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABLITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE U.S. OR TO U.S. PERSONS EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

      5.11  Information on Transaction. Each of the Viscount Shareholders has
            --------------------------
had an opportunity to discuss the transactions contemplated in this Agreement, and the current and proposed business, management and financial affairs with the OMW's management, which questions were answered to the such shareholders satisfaction. Each Viscount Shareholder has been furnished with or has had access to such information as a sophisticated investor would customarily require to evaluate the merits and risks of the proposed investment together with such additional information as is necessary to verify the accuracy of the information supplied. The Viscount Shareholders represent and acknowledge that they have been solely responsible for their own due-diligence investigation of OMW and its management and current and proposed business, for its own analysis of the merits and risks of this investment, and for its own analysis of the terms of the investment, and that in taking any action or performing any role relative to the proposed investment, it has acted solely in its own interest, and that neither it nor any of its agents or employees has acted as an agent, employee, partner or fiduciary of any other person, or as an agent of OMW, or as an issuer, underwriter, broker, dealer or investment advisor relative to this investment.

6.0   REPRESENTATIONS AND WARRANTIES OF VISCOUNT
      ------------------------------------------

      6.1   Due Authorization. Viscount has all necessary corporate power,
            -----------------
authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been, and on the Closing Date will have been, duly authorized by all necessary company action on the part of Viscount. Viscount has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of Viscount, enforceable against Viscount in accordance with its terms.

      6.2   Organization and Good Standing. Viscount is a corporation, duly
            ------------------------------
incorporated, duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, and has all necessary power, authority and capacity to own or lease its property and assets (including, without limitation, the Acquired Assets) and to carry on the Business as presently conducted by it. Neither the nature of the Business nor the location or character of the property owned or leased by Viscount requires Viscount to be registered, recorded, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than in British Columbia.

      6.3   Conflicts. The entering into and performance of this Agreement and
            ---------
the agreements and other instruments contemplated herein will not:

      (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of Viscount, or (ii) any resolution adopted by the directors, manager(s) or the Shareholders of Viscount;

      (b) contravene, conflict with, or result in a violation of any legal requirement, applicable law or any order to which Viscount, or any of the Acquired Assets owned or used by Viscount, may be subject;

      (c) contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization that is held by Viscount or that otherwise relates to the business of, or any of the assets owned or used by Viscount;

      (d) contravene, conflict with, or result in a violation or breach of any provision of any contract, instrument or third party agreement to which Viscount or the Viscount Shareholders may be a party, or by which any of their assets may be subject, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any applicable contract; or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by Viscount.

      6.4   Financial Statements. Viscount represents and warrants to OMW that
            --------------------
the unaudited financial statements of Viscount for the years ended December 31, 2000 and December 31, 1999 (the "Financial Statements"), attached hereto as
Schedule 6.4, have been delivered to OMW, and are prepared in accordance with GAAP and are true, correct, and complete and such financial statements present fairly the financial condition and the results of operations, changes in equity, and cash flow of Viscount as at the respective dates of and for the periods referred to in such financial statements, subject to adjustments that to the Best of Viscount's Knowledge are not material.

      6.5   Books and Records. The books of account, minute books,
            -----------------
capitalization record books, and other records of Viscount, all of which will be made available to OMW prior to Closing, are, to the Best of Viscount's Knowledge, complete and correct and have been maintained in accordance with sound business practices, are not false, misleading, or fail to state a material facts nor are they based on any misrepresentations of any officers or directors of Viscount.

      6.6   Assets. Viscount has good title to all Acquired Assets free and
            ------
clear of all Liens, except liens for current taxes not yet due. Prior to Closing, and on request of OMW, Viscount will provide any and all true and correct copies of instruments by which Viscount holds property and interests, all contracts, all insurance policies, opinions, abstracts, and surveys in the possession of Viscount and relating to such the ownership or contractual rights to the Acquired Assets.

      6.7   No Undisclosed Liabilities. Except to the extent reflected or
            --------------------------
reserved against in the Financial Statements (including the notes thereto), or incurred subsequent to the date thereof and disclosed in Schedule 6.7, Viscount does not have any material outstanding indebtedness or any material liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise).

      6.8   Taxes. Viscount has filed or caused to be filed, on a timely basis
            -----
since inception, all federal, provincial, municipal or local tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable legal requirements. All tax returns filed by (including any on a consolidated basis) Viscount are true, correct, and complete.

      6.9   Business Carried On in Ordinary Course. The Business has been
            --------------------------------------
carried on in the ordinary and usual course since the date of the Financial Statements and to the Best of Viscount's Knowledge there has been no change in the affairs, business, prospects, operations or condition of the Business, financial or otherwise, since the date of the Financial Statements, except changes occurring in the ordinary and usual course of the Business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of Viscount.

      6.10  Litigation and Claims. There is no suit, action, litigation, labour
            ---------------------
grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding, in progress, or to the best knowledge and belief of Viscount pending or threatened against or relating to Viscount, or affecting its respective properties or the Business, or affecting the Acquired Assets, or affecting the right of OMW to enter into this Agreement or perform OMW's obligations hereunder.

      6.11  Accounts Receivable. All accounts receivable of Viscount that are
            -------------------
reflected on Schedule 6.11 (the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, as of the date of execution of this Agreement. There is no contest, claim, or right of set-off, other than arising in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

      6.12  Compliance with Law. To the Best of Viscount's Knowledge, Viscount
      -------------------
is as of the date of execution of this Agreement, and will be as of the Closing Date, in full compliance with any applicable law, ordinance, or regulation that is or was applicable to Viscount or to the conduct or operation of their business or the ownership or use of any of their assets.

      6.13  Intellectual Property.
      ----------------------

            6.13.1 Schedule 6.13.1 contains a complete and accurate list and summary description (including, where applicable, applications for registration and registration particulars), of all Intellectual Property and documents and agreements relating to the Intellectual Property (as defined above) which is owned or used by Viscount and Viscount has the sole and exclusive right to use the same. Viscount has not received notice that, and to the Best of Viscount's Knowledge, the conduct of the Business is not infringing any patent, trade mark, trade name, copyright, proprietary or similar right, domestic or foreign, of any other person, firm or corporation.

            6.13.2 Viscount is the owner of all right, title, and interest in and to each of the Intellectual Property assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party of the Intellectual Property assets.

      6.14  Leases. Viscount is not a party to or bound by any leases of real
            ------
property or agreements in the nature of leases of real property, or agreements to enter into such leases, other than those referred to in Schedule 6.14. All rental and other payments required to be paid by Viscount pursuant to such leases or agreements have been duly paid and Viscount is not otherwise in default in meeting their obligations under any such leases or agreements. No consent of any parties to such leases, licenses or agreements (other than Viscount) is required by reason of the transactions contemplated hereby.

      6.15  Full Disclosure. To the Best of Viscount's Knowledge, no
            ---------------
representation or warranty of Viscount in this Agreement contains any untrue statement or omits to state a material fact. To the Best of Viscount's

Knowledge, Viscount has disclosed and made available to OMW all information relating to or otherwise in connection the Business.

      6.16  Employees and Employment Contracts. There are set forth in Schedule
            ----------------------------------
6.16 the names and titles of all the directors and officers of Viscount, and of all personnel employed or engaged in the Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held.

      6.17  No Guarantees. Viscount has not given or agreed to give, or are a
            -------------
party or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which Viscount or the Business is or is contingently responsible for such indebtedness or other obligations.

      6.18  Insurance.  Viscount maintains such policies of insurance, issued by
            ---------
responsible insurers, as are appropriate to its Business, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect and Viscount is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy and have not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

      6.19  Changes to Technology. There are no new technological developments
            ---------------------
of which Viscount has any knowledge which might have an adverse effect on the Business or its operations or which might require substantial new capital investment by Viscount in the Business.

7.0   REPRESENTATIONS OF OMW
      ----------------------

      7.1   Due Authorization. OMW has all necessary corporate power, authority
      -----------------
and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of OMW, enforceable against OMW in accordance with its terms.

      7.2   Organization and Good Standing. OMW is a corporation, duly
            ------------------------------
incorporated in May of 2001, duly organized, validly existing, and in good standing under the laws of Nevada. OMW will deliver to Viscount on request, prior to Closing, copies of its Organizational Documents as currently in effect.

      7.3   Assets and Liabilities. OMW represents and warrants to Viscount that
            ----------------------
OMW is in the business of seeking an acquisition target and completing an acquisition thereof and as such has no assets or liabilities that would materially affect the business of Viscount upon closing of the transactions contemplated hereby.

      7.4   Share Issuances. As at the date of this Agreement the issued and
            ---------------
outstanding share capital of OMW consists of 3,300,000 shares of common stock issued at USD $0.01 per share. These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws and may only be resold in accordance with such laws, including pursuant to an effective registration statement. OMW is proposing to issue up an additional 200,000 shares of common stock at a price of USD $0.35 per share. These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws and may also be subject to restrictions on resale pursuant to Canadian Provincial securities laws. The proceeds to OMW from the sale of these shares will be applied towards the expenses incurred or to be incurred in connection with the transactions contemplated in this Agreement.

      7.5   Books and Records. The books of account, minute books,
            -----------------
capitalization record books, and other records of OMW, all of which will be made available to Viscount prior to Closing, are, to the Best of OMW's Knowledge, complete and correct and have been main-tained in accordance with sound business practices, are not false, misleading, or fail to state a material facts nor are they based on any misrepresentations of any officers or directors of OMW.

      7.6   Litigation and Claims. There is no suit, action, litigation, labour
            ----------------------
grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding in progress, pending or threatened against or relating to OMW.

      7.7   Full Disclosure. No representation or warranty of OMW in this
            ---------------
Agreement contains any untrue statement or omits to state a material fact.

      7.8   Officers, Directors and Employees. OMW has one officer and director,
            ----------------------------------
namely Darryl Cardey, and has no employees.

      7.9   Compliance with Law.  To the best of OMW's knowledge, OMW is, as of
            -------------------
the date of execution of this Agreement, and will be as of the Closing Date, in full compliance with any applicable law, ordinance, or regulation that is or was applicable to OMW or to the conduct or operation of their business or the ownership or use any of their assets. OMW has not received any notice or other correspondence, whether written or oral, from any governmental body or any other person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any applicable law, or (b) any actual, alleged, possible, or potential obligation on the part of any OMW entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

8.0   CONDITIONS PRECEDENT TO THE PERFORMANCE BY OMW AND VISCOUNT OF THEIR
      --------------------------------------------------------------------
      OBLIGATIONS UNDER THIS AGREEMENT
      --------------------------------


      8.1   OMW's Conditions. The obligation of OMW to complete the purchase of
            -----------------
the Viscount Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of OMW and may be waived by OMW in whole or in part):

            (a)  Due Diligence Review. The completion by OMW of, to its
                 --------------------
      satisfaction acting reasonably, a due diligence review of the affairs and business of Viscount, such review to concluded on or before June 30, 2001, and all matters arising therefrom having been resolved prior to the Closing Time.

            (b)  Truth and Accuracy of Representations of Viscount at Closing
                 ------------------------------------------------------------
      Time.  All of the representations and warranties of Viscount and the
      ----
      Viscount Shareholders made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

            (c)  Performance of Obligations. Viscount shall have complied with
                 --------------------------
      and performed in all respects its obligations, covenants and agreements herein.

            (d)  No Material Adverse Effect. No event, occurrence, fact,
                 --------------------------
      condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a material adverse effect to the Business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Business.

            (e)  Approvals. Viscount's Board of Directors, by proper and
                 ---------
      sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby.

      8.2   Non-Performance of Conditions for the Benefit of OMW. In the event
            ----------------------------------------------------
that any of the conditions set forth in Section 8.1 shall not be fulfilled and/ or performed at or before the Closing Time, OMW may terminate this Agreement by notice in writing to Viscount, and OMW shall thereupon be released from all obligations under this Agreement and Viscount shall also be released from all obligations under this Agreement, provided any of the conditions may be waived in whole or in part by OMW at any time without prejudice to its right of termination in the event of a non-fulfillment and/or non-performance of any other condition or conditions, any such waiver to be binding upon OMW only if the same is in writing.

      8.3   Viscount's Conditions. The obligation of Viscount to complete the
            ---------------------
sale of the Acquired Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Viscount and may be waived by Viscount in whole or in part):

            (a)   Truth and Accuracy of Representations of OMW at Closing Time.
                  ------------------------------------------------------------
      All of the representations and warranties of OMW made in this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).


9.0   COVENANTS OF OMW AND VISCOUNT
      -----------------------------

      9.1   Covenants of Viscount.  Viscount covenants and agrees to do the
            ---------------------
following:

            (a)   Conduct Business in Ordinary Course. Except as otherwise
                  -----------------------------------
      contemplated or permitted by this Agreement, the Shareholders shall cause Viscount during the period from the date of this Agreement to the Closing Time, to conduct the Business in the ordinary and usual course thereto and not, without the prior written consent of OMW, to enter into any transaction or do any thing which, if effected before the date of this Agreement, would constitute or would cause a material breach of the covenants, representations and warranties contained herein. On Closing, Viscount shall provide OMW with updated financial statements, which can be management prepared, which shall comprehensively reflect all material changes and the financial position of Viscount from December 31, 2000 up to the date of this Agreement.

            (b)   Investigations. The Viscount Shareholders shall cause Viscount
                  --------------
      to permit OMW and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Closing Time, without interference to the ordinary conduct of the Business, to have free and unrestricted access during normal business hours to the premises and personnel of Viscount, to all the books, accounts, records and other data of Viscount (including, without limitation, all Organizational Documents,

      Intellectual Property, corporate, accounting and tax records, guarantees, agreements, title documentation, surveys, minute books, share certificate books, tax returns and related correspondence, and financial statements of Viscount) and to the properties and assets of Viscount, and to furnish to OMW such financial and operating data and other information with respect to the Business, legal condition, properties and assets of Viscount as OMW shall from time to time consider necessary or desirable to enable confirmation of the matters represented, warranted and covenanted herein.

      No investigations made by or on behalf of OMW at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by Viscount herein or in any agreement, certificate or any other document delivered or given pursuant to this Agreement.

            (c)   Financial Statements. Viscount will provide OMW with audited
                  --------------------
      financial statements prepared in accordance with U.S. GAAP and SEC filing requirements for a Form SB-2 registration statement on or before September 30, 2001.

            (d)   Employment Agreements. Viscount covenants and agrees to
                  ---------------------
      provide copies to OMW of employment agreements duly executed by the key management personnel of Viscount, such agreements to be on terms reasonably satisfactory to OMW and consistent with industry practices.

            (e)   Additional Securities. Viscount agrees not to issue any shares
                  ---------------------
      or any securities or rights convertible into or giving a right to acquire shares of Viscount unless the person to whom the shares or securities are to be issued agrees in writing to be bound by the terms of this Agreement.

            (f)   Correctness of Representations and Warranties. The Viscount
                  ---------------------------------------------
      Shareholders and Viscount shall cause each of the covenants, representations and warranties of Viscount contained herein, including, without limitation, Section 6.0, to remain true and correct until and at each of the Closing Date and the Closing Time.

            (g)   Further Assurances. Each of Viscount and the Viscount
                  ------------------
      Shareholders from time to time after the Closing, at OMW's request, will execute, acknowledge and deliver to OMW such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as OMW may reasonably require in order to better enable OMW or the OMW Shareholders to complete, perform or discharge any it duties hereunder.

            (h)   No Encumbrances. Each Viscount Shareholder shall deliver to
                  ---------------
      OMW all right, title and interest in the Viscount Shares, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, demands, rights and other encumbrances of any nature or kind.

            (i)   No Solicitation. Until the Closing Date, none of the Viscount
                  ---------------
      Shareholders or Viscount, any of their affiliates or any person acting on their behalf shall solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of the Viscount Shares or of any properties or assets held for use in connection with the conduct of the Business.

            (j)   Non-Public Information; Public Announcements. Until the
                  --------------------------------------------
      Closing Date, none of the Viscount Shareholders or Viscount, any of their affiliates or any person acting on their behalf shall furnish or cause to be furnished any non-public information concerning the Business or this Agreement to any Person (other than OMW and its agents and representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to OMW. Except as required by applicable law, Viscount shall not, and they shall not permit any of their affiliates or any person acting on their behalf to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of OMW.

            (k)   Board Approval. Viscount shall obtain the adoption and
                  --------------
      approval of this Agreement and the transactions contemplated thereby from its Board of Directors or as otherwise required by British Columbia Law.

      9.2   Covenants of OMW.  OMW covenants and agrees that OMW shall do the
            ----------------
            following:

            (a)   Confidentiality. In the event of the termination of this
                  ---------------
      Agreement without consummation of the transactions contemplated hereby, OMW will use its best efforts to keep confidential any Confidential Information (unless in the public domain) obtained from Viscount. If this Agreement is so terminated, promptly after such termination, all documents, working papers and other written material obtained from one party in connection with this Agreement and not theretofore made public (including all copies thereof), shall upon request be returned to the party which provided such material or, in lieu thereof, a certificate in writing confirming that the Confidential Information in question has been destroyed.

            (b)   Correctness of Representations and Warranties.  OMW shall
                  ---------------------------------------------
      cause each of the covenants, representations and warranties of OMW contained herein to remain true and correct until and at each of the Closing Date and the Closing Time.

            (c)   Board Approval. OMW shall obtain the ratification, adoption
                  --------------
      and approval of this Agreement and the stock issuances and transactions contemplated thereby from its Board of Directors or as otherwise required by Nevada Law.

10.  CLOSING

      10.1   Date and Location of Closing. The Closing of the transactions
             ----------------------------
contemplated in this Agreement shall occur no later than 4:00 p.m. Vancouver time on July 18, 2001, at the offices of Morton & Company, or such other date and location agreed to by Viscount and OMW.

      10.2  Closing Deliveries of Viscount. At the Time of Closing, Viscount
            ------------------------------
and the Viscount Shareholders, shall deliver the OMW:

            (a) share certificates representing the Viscount Shares duly endorsed for transfer to OMW;

            (b) certified copies of resolutions of the directors of Viscount authorizing and approving the transfer of the Viscount Shares, registration of the Viscount Shares in the name of OMW, the issuance of a new share certificate in the name of OMW representing the Viscount Shares, and entry of the name and address of OMW into the register of members of the Company;

            (c) Certified copies of resolutions of the directors of Viscount as are to be passed to authorize the execution, delivery and implementation of this Agreement and all related transactions and documents;

            (d) Consents to act as a directors and officers of OMW of 2 or more directors and officers nominated by Viscount.

      10.3  Closing Deliveries of OMW. At the Time of Closing, OMW shall
            -------------------------
            deliver to Viscount the following:

            (a) share certificates representing the OMW Shares in the names of the Viscount Shareholders in the amounts disclosed in Schedule 2.15;

            (b) certified copies of resolutions of the director(s) of OMW authorizing and approving the issuance of the OMW Shares, registration of the Viscount Shareholders on the register of members of OMW, and the issuance of the new share certificates representing such OMW Shares;

            (c) all corporate records and books of account of OMW, including without limitation, the minute books;

            (d) certified copies of such resolutions of the director(s) of OMW as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all related transactions and documents;

            (e) certified copies of resolutions of the director(s) of OMW appointing the nominees of Viscount as officers and directors effective upon Closing; and

            (f)   the signed resignations of each director and officer of OMW.

11.0  ADDITIONAL TERMS
      ----------------

      11.1  Further Acts. Each of the Parties will co-operate with the other
            ------------
and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

      11.2  Termination and Break Fee. Either Viscount or OMW may terminate
            -------------------------
this Agreement at any time prior to the Closing Time by delivering a notice of termination to the non-terminating party, being either Viscount or OMW, along with the payment of a break-fee of $50,000 and reasonable out of pocket expenses incurred by such non-terminating party in connection with the transactions contemplated herein, including but not limited to legal, transfer agent, market maker and regulatory filing fees. This provision may be waived by written consent of the non-terminating party.

      11.3  Fees. Each party shall pay its own expenses, fees, and costs
            ----
incurred in the preparation and performance of this Agreement. Until completion of the Public Offering, OMW will be responsible to pay for all legal costs of its counsel and all filing fees in connection with the preparation of this Agreement and the preparation of regulatory filings with the SEC, the NASD, any U.S. State securities regulator, and the OTC Bulletin Board; Standard & Poors filing fees; transfer agent fees; and market maker fees in connection with the NASD filing. Viscount will be responsible to pay for all costs of any legal counsel retained by Viscount in connection with this Agreement and related transactions, and for the costs of the preparation of audited financial statements required in connection with SEC filings. The Viscount Shareholders are responsible for costs of any legal, tax or other professionals engaged by any such shareholders.

      11.4  Waiver. Any term of this Agreement may be waived in writing at
            ------
any time by the party which is entitled to the benefit thereof, upon the authority of the board of directors or manager(s) of such party, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition hereof. Any of the terms or provisions of this Agreement may be amended or modified at anytime by mutual agreement in writing executed upon the sole authority of the board of directors or manager(s) of each party.

      11.5  Survival of Representations, Warranties and Covenants of Viscount.
            -----------------------------------------------------------------
The representations, warranties and covenants of Viscount contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of OMW, shall continue in full force and effect for the benefit of OMW for a period of 1 year from the Closing Date.

       11.6   Survival of Representations, Warranties and Covenants of OMW.
              ------------------------------------------------------------
covenants, representations, and warranties of OMW contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Viscount, shall continue in full force and effect for the benefit of Viscount for a period of 1 year from the Closing Date.

      11.7  Enurement and Assignment. This Agreement shall be binding upon and
            ------------------------
enure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations contained in this Agreement without the prior approval of the other Parties.

      11.8  Legal Advice. Viscount, Viscount Shareholders and OMW expressly
            -------------
agree and acknowledge that each Party has had the opportunity to seek the advice of its own counsel at its own expense for the legality and tax effects of this transaction and is not relying on any representations or of the other party or their agents. Each Party agrees to hold the other harmless for any representations or comments with regards to the legality and tax effects of this transaction.

      11.9  Whole Agreement. This Agreement constitutes and contains the
            ---------------
entire agreement of the Parties, and supersedes any and all prior negotiations, correspondence, understandings, letters of intent and agreements between the Parties, and in particular, replaces in its entirety the Letter Agreement dated May 31, 2001 entered into among the Parties, such Letter Agreement being of no further force and effect.

      11.10 Notice. Any notice, request, demand, claim, instruction, or other
            ------
document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:

            If to Viscount, to the following address:

            Viscount Communication and Control Systems Inc.
            4585 Tillicum Street
            Burnaby, B.C., V5J 3J9
            Attn: Stephen Pineau, President

            If to OMW, to the following address,   with a copy to:

            OMW 4 Corp.                            Morton & Company
            410 - 325 Howe Street                  1750 - 750 West Pender Street
            Vancouver, B.C., V6Z 2N7               Vancouver, B.C., V6C 2T8
            Attn: Darryl Cardey                    Attn: Edward L. Mayerhofer

            If to Shareholders

            The Shareholders of Viscount Communication and Control Systems Inc. c/o Viscount Communication and Control Systems Inc. at the address above.


      Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

      11.11  Validity. Any term or provision of this Agreement that is invalid
             --------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      11.12  Time of Essence. With regard to all dates and time periods set
             ---------------
forth or referred to in this Agreement, time is of the essence.

      11.13  Signatures. This Agreement may be executed in any number of
             ----------
counterparts, and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

      11.14  Applicable Law. This Agreement shall be construed in accordance
             --------------
with its terms and the laws of the Province of British Columbia.

      11.15  Exhibits and Schedules. The exhibits and schedules identified in
             ----------------------
this Agreement are incorporated herein by reference and made a part hereof.

      11.16  Currency. Unless otherwise noted, all dollar amounts herein are
             --------
in Canadian currency.

12.0  SIGNATURES
      ----------

      IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties effective the date noted above:


      OMW 4 Corp.


      /s/ Darryl Cardey
      ---------------------------------
      Authorized Signatory



      Viscount Communication and Control Systems Inc.


      /s/ Greg Shen
      ---------------------------------
      Authorized Signatory



      The Shareholders of Viscount Communication and Control Systems Inc.


      /s/ Steve Leach                          /s/ Chin Dong Pai
      ---------------------------------        ---------------------------------


      /s/ Greg Shen                            /s/ Chi Hua Liu
      ---------------------------------        ---------------------------------


      /s/ Steve Pineau                         /s/ Cho Kun Ko
      ---------------------------------        ---------------------------------

                                    SCHEDULE 2.15

                       Distribution of Shares of OMW 4 Corp.


            ---------------------------------------------------------------
             Name of Shareholder                   Number of Common Shares
            ---------------------------------------------------------------
             Steve Pineau                                1,250,000
            ---------------------------------------------------------------
             Greg Shen                                   2,750,000
            ---------------------------------------------------------------
             Chi Hua Liu                                 1,583,333
            ---------------------------------------------------------------
             Steve Leach                                 1,250,000
            ---------------------------------------------------------------
             Chin Kong Pai                               1,750,000
            ---------------------------------------------------------------
             Cho Kun Ko                                  1,416,667
            ---------------------------------------------------------------

             TOTAL                                      10,000,000
            ---------------------------------------------------------------

                                 SCHEDULE 6.4


               Unaudited Financial Statements of Viscount for the
               Years Ended December 31, 2000 and December 31, 1999

                                 SCHEDULE 6.8


            Material Outstanding Liabilities Since December 31, 2000

                                 SCHEDULE 6.12


                        Accounts Receivable of Viscount

                                SCHEDULE 6.13.1


                       Intellectual Property of Viscount

                                 SCHEDULE 6.14


                       Leases to which Viscount is a Party

                                 SCHEDULE 6.16


                 Directors, Officers and Employees of Viscount

Exhibit 10.2

                                  EXHIBIT 10.2


                             Contract of Employment
                             ----------------------

This agreement made as of the 1st day of January, 2001

Between:     Viscount Communication and Control Systems Inc.
             4585 Tillicum St., Burnaby BC,  V5J 3J9

             (hereinafter called the "Company")

                                                               Of the first part

And:         Stephen Pineau
             10271 Caithcart Rd., Richmond BC,  V6X 1N3

             (hereinafter called the "Employee")

                                                              Of the second part

Whereas the Company has designated the Employee as President and Chief Executive Officer of the Company;

Now Therefore this agreement witnesseth that in consideration of the premises and for other good and valuable consideration and the mutual covenants herein contained, the parties hereby covenant and agree as follows:

1.  ENGAGEMENT AND TERM OF EMPLOYMENT

1.1 The Company agrees to employ the Employee as President and Chief Executive Officer of the Company during the term of employment subject to the terms and conditions of this agreement, and the Employee accepts such employment on these terms and conditions.

1.2 The "Term of Employment" as used in this agreement shall mean the period beginning January 1, 2001 and continuing to December 31, 2001 and shall be automatically renewed at the Employee's discretion unless a minimum 30 days notice is given by the Company.

2.  REMUNERATION

2.1 The Company shall pay the employee a salary of $72,000 per annum commencing January 1, 2001.

2.2 The Company shall pay the Employee a bonus of 10% of the net income of the Company before interest and taxes.

2.3 The Company shall pay for the lease and related expenses of a company vehicle to be used by the Employee.

2.4 The Employee shall receive at least 4 weeks of Holidays during the calendar year or pay in lieu of holidays.

2.5 The Employee shall receive the standard company management benefit package.

3.  GENERAL PROVISIONS

    This agreement may be amended by mutual consent of both parties and for any such amendment to be effective must be rendered to writing and executed by both parties.


The Company


/s/  Greg Shen
--------------------------------
Greg Shen


The Employee


/s/  Stephen Pineau
--------------------------------
Stephen Pineau


The signature of the Employee was
Hereby witnessed by:


--------------------------------

Exhibit 10.3

                                  EXHIBIT 10.3


                             Contract of Employment
                             ----------------------

This agreement made as of the 1st day of January, 2001-08-22

Between:     Viscount Communication and Control Systems Inc.
             4585 Tillicum St., Burnaby BC,  V5J 3J9

             (hereinafter called the "Company")

                                                               Of the first part

And:         Greg Shen
             2056 West 58th Avenue, Vancouver BC,  V6P 1X4

             (hereinafter called the "Employee")

                                                              Of the second part

Whereas the Company has designated the Employee as Chairman of the Company;

Now Therefore this agreement witnesseth that in consideration of the premises and for other good and valuable consideration and the mutual covenants herein contained, the parties hereby covenant and agree as follows:

1.  ENGAGEMENT AND TERM OF EMPLOYMENT

  1.1 The Company agrees to employ the Employee as Chairman of the Company during the term of employment subject to the terms and conditions of this agreement, and the Employee accepts such employment on these terms and conditions.

1.2 The "Term of Employment" as used in this agreement shall mean the period beginning January 1, 2001 and continuing to December 31, 2001 and shall be automatically renewed at the Employee's discretion unless a minimum 30 days notice is given by the Company.

2.  REMUNERATION

2.1 The Company shall pay the employee a salary of $57,321 per annum commencing January 1, 2001.

2.2 The Company shall pay for the lease and related expenses of a company vehicle to be used by the Employee.

2.3 The Employee shall receive at least 4 weeks of Holidays during the calendar year or pay in lieu of holidays.

2.4 The Employee shall receive the standard company management benefit package.

3.  GENERAL PROVISIONS

    This agreement may be amended by mutual consent of both parties and for any such amendment to be effective must be rendered to writing and executed by both parties.


The Company


/s/  Steve Pineau
--------------------------------
Stephen Pineau


The Employee


/s/  Greg Shen
--------------------------------
Greg Shen


The signature of the Employee was
Hereby witnessed by:


--------------------------------

Exhibit 21.1

                                  EXHIBIT 21.1


                         Subsidiaries of the Registrant


Viscount Systems, Inc. has the following wholly owned subsidiary:

Viscount Communication and Control Systems Inc., a company incorporated pursuant to the laws of the Province of British Columbia.

Exhibit 23.1


                                  Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT


The Board of Directors
Viscount Communication & Control Systems Inc.


We consent to the use in amendment number 2 to the registration statement on Form SB-2 of our report dated June 29, 2001, relating to the balance sheet of Viscount Communication & Control Systems Inc. as at December 2000 and the related statements of operations and retained earnings and cash flows for each of the years in the two-year period ended December 31, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG P.S.

Chartered Accountants
Vancouver, British Columbia
November 9, 2001